Exhibit 10.24

CONN’S, INC.

as Parent and Guarantor

and

CONN APPLIANCES, INC.,

CONN CREDIT I, LP, and

CONN CREDIT CORPORATION, INC.

as Borrowers

TERM
LOAN AND SECURITY AGREEMENT

Dated as of November 30, 2010

$100,000,000

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

WELLS FARGO CREDIT, INC.,
As Syndication Agent

GB MERCHANT PARTNERS, LLC
As Documentation Agent

and

GA CAPITAL, LLC,
as Administrative Agent and Collateral Agent,

i

(continued)

(continued)

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Term Note
Exhibit B	Assignment and Acceptance
Exhibit C	Assignment Notice
Exhibit D	Officer’s Certificates
Exhibit E	Borrowing Base Certificate

Schedule 1.1	Term Loan Commitments of Lenders
Schedule 7.1(j)	Equity Interests
Schedule 7.3	Eligible Real Estate
Schedule 8.1	Reporting Requirements
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Credit Card Agreements
Schedule 8.7.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.5	Former Names and Companies
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.15	Restrictive Agreements
Schedule 9.1.16	Litigation
Schedule 9.1.18	Pension Plans
Schedule 9.1.20	Labor Contracts
Schedule 10.2.2	Existing Liens
Schedule 10.2.17	Existing Affiliate Transactions

TERM
LOAN AND SECURITY AGREEMENT

THIS TERM LOAN AND SECURITY AGREEMENT is dated as of November 30, 2010, among CONN’S, INC., a Delaware corporation, as parent and guarantor (“Parent”), CONN APPLIANCES, INC., a Texas corporation (“CAI”), CONN CREDIT I, LP, a Texas limited partnership (“CCI”), and CONN CREDIT CORPORATION, INC., a Texas corporation (“CCCI”, and together with CAI and CCI, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), GA CAPITAL, LLC, as Administrative Agent and Collateral Agent for the Lenders (in such capacities, the “Agent”) and WELLS FARGO CREDIT, INC., as Syndication Agent.

R E C I T A L S:

WHEREAS, Borrowers have requested that Agent and Lenders make a term loan to Borrowers in an aggregate amount not to exceed $100,000,000, which term loan Borrowers will use for the purposes permitted hereunder; and

WHEREAS, Agent and Lenders have agreed to make such term loan to Borrowers upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, Lenders, Agent, Parent and Borrowers hereby agree as follows:

SECTION 1.  DEFINITIONS; RULES OF CONSTRUCTION

1.1  Definitions.  As used herein, the following terms have the meanings set forth below:

ABL Agent: Bank of America, N.A., together with its successors and assigns.

ABL Credit Agreement: the Amended and Restated Loan and Security Agreement dated as of November 30, 2010 between Parent and Borrowers, on the one hand, and ABL Agent and the lenders party thereto, on the other hand, as the same may be amended, restated or otherwise modified as permitted by the Intercreditor Agreement.

ABL Facility: the senior secured revolving credit facility pursuant to the ABL Credit Agreement and the other ABL Loan Documents.

ABL Loan Documents: the ABL Credit Agreement and each other document related to or evidencing the ABL Facility including the Loan Documents, as defined in the ABL Credit Agreement.

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Adjusted Tangible Assets: all assets of Parent and Borrowers on a consolidated basis, except (a) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (b) assets constituting intercompany Accounts; (c) assets located and notes and receivables due from obligors domiciled outside the United States of America or Canada; and (d) fixed assets to the extent of any write-up in the book value thereof.

Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Allocable Amount: as defined in Section 5.11.3(b).

Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: eleven and one-half (11.5%) percent.

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit B.

Availability: has the meaning set forth in the ABL Credit Agreement.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate:  the variable annual rate of interest equal to the “prime rate” as published from time to time in the Wall Street Journal or, if not available in the Wall Street Journal or the Wall Street Journal ceases to be published, the “prime rate” as published from time to time in a similar nationally recognized financial publication.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business and obligations owing to Flooring Lenders), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower: as defined in the preamble of this Agreement.

Borrower Agent: as defined in Section 4.2.

Borrowing Base: as defined in the ABL Credit Agreement.

Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent (a form acceptable as of the Closing Date is attached as Exhibit E) by which Borrowers certify calculation of the Borrowing Base and the Term Loan Borrowing Base.

Business Day: any day other than a Saturday, Sunday or any other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Texas and New York, New York.

CAIC: CAI Credit Insurance Agency, Inc., a Louisiana corporation.

CAIH: CAI Holding Co., a Delaware corporation.

Capital Expenditures: all liabilities incurred, expenditures made or payments due (whether or not made) by any Borrower or any of its Subsidiaries for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases, in each case in accordance with GAAP.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, except those Leases existing as of the date of any change in GAAP that requires all leases to be capitalized for financial statement purposes.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to the Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations.  “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Recovery Percent: the percent, calculated as of the end of the last day of each month, equal to the amount determined by dividing (i) the actual Gross Cash Collections received by Borrowers from payments made by Contract Debtors during the previous three (3) months by (ii) the sum of the Gross Contract Payments outstanding as of the beginning of the first day of each of the previous three (3) months.

CCI Originator Notes:  the revolving subordinated promissory notes made by CCI in favor of CAI evidencing that portion of the purchase price represented by Debt incurred by CCI in connection with its purchase of contracts from CAI pursuant to the CCI Receivables Purchase Agreement.

CCI Receivables Purchase Agreement: that certain Contract Receivables Purchase Agreement entered into as of the Closing Date between CCI, as purchaser, CAI, as originator and seller, together with all amendments, modifications and supplements thereto, which agreement shall be in form and substance substantially similar to the CCCI Receivables Purchase Agreement.

CCCI Originator Notes:  the revolving subordinated promissory notes made by CCI in favor of CCCI evidencing that portion of the purchase price represented by Debt incurred by CCI in connection with its purchase of contracts from CCCI pursuant to the CCCI Receivables Purchase Agreement.

CCCI Receivables Purchase Agreement: that certain Contract Receivables Purchase Agreement dated as of August 14, 2008 between CCI, as purchaser, CCCI, as originator and seller, together with all amendments, modifications and supplements thereto.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

CFII Originator Note:  the subordinated promissory note made by CCI in favor of Conn Funding II, L.P., and transferred to CAI, evidencing that portion of the purchase price represented by Debt incurred by CCI in connection with its purchase of Contracts from Conn Funding II, L.P. pursuant to the CFII Receivables Purchase Agreement.

CFII Receivables Purchase Agreement:  that certain Receivables Purchase Agreement dated as of the Closing Date between CCI, as purchaser, and Conn Funding II, L.P.,  as seller, together with all amendments, modifications and supplements thereto.

Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

Change of Control: (a) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in CAI; (b) CAI ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests of CAIH, CCCI, CAIC, CCI and CLL; (c) a change in the majority of directors of Parent, CAI, CAI Holding Co. or CCCI, unless approved by the then majority of directors of such entity; or (d) all or substantially all of a Borrower’s assets are sold or transferred, other than a sale or transfer to another Borrower.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) the Term Loan, any Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) the exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) the failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

CLL: Conn Lending, LLC, a Delaware limited liability company.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Compliance Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify compliance with Sections 10.2.3 and 10.3.

Contingent Obligation: any obligation of a Person (without duplication) arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Contract Allocation Agreement:  an agreement in form and substance satisfactory to Agent between a Borrower and the Securitization Subsidiary, pursuant to which certain Contracts are randomly designated as Securitized Contracts and are allocated to the Securitization Subsidiary.

Contracts: all of each Borrower’s now owned and hereafter acquired loan agreements, accounts, revolving credit agreements, installment sale contracts, Instruments, notes, documents, chattel paper, and all other forms of obligations owing to such Borrower, including any collateral for any of the foregoing, including all rights under any and all security documents and merchandise returned to or repossessed by such Borrower. For the avoidance of doubt, all Contracts shall include the Contracts assigned to a Borrower pursuant to the Intercompany Assignment Agreement.

Contract Debtor: each Person who is obligated to a Borrower to perform any duty under or to make any payment pursuant to the terms of a Contract.

Contract Formula Amount: (i) from the Closing Date through and including December 14, 2010, 97.5% of the Value of Gross Contract Payments, (ii) from December 15, 2010 through and including June 14, 2011, 96.25% of the Value of Gross Contract Payments, and (iii) thereafter, 95% of the Value of Gross Contract Payments. Notwithstanding the foregoing, the portion of the Contract Formula Amount supported by Eligible Revolving Contracts shall at no time exceed 10% of the CCI Borrowing Base (as defined in the ABL Credit Agreement).

Credit Card Account: Accounts together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Borrower resulting from charges by a retail customer of a Borrower on credit or debit cards in connection with the sale of goods by a Borrower, or services performed by a Borrower, in each case in the Ordinary Course of Business.

Credit Card Account Formula Amount: 75% of the Value of Eligible Credit Card Accounts.

Credit Card Agreements: with respect to each Borrower, all agreements now or hereafter entered into by such Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

Credit Card Issuers: any person (other than a Borrower) who issues or whose members issue credit cards, including, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., VISA, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards.

Credit Card Processor Notifications: with respect to each Borrower, individually and collectively, the letter agreements executed by such Borrower and delivered to such Borrower’s Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements acknowleding ABL Agent’s first priority Lien and the Agent’s second priority Lien in the monies due and to become due to such Borrower under the Credit Card Agreements of such Borrower, and instructing such Credit Card Issuers or Credit Card Processors to transfer all such amounts to the Dominion Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

Credit Card Processors: with respect to each Borrower, any servicing or processing agent or any financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of such Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

Credit and Collection Guidelines: Borrowers’ guidelines (which have previously been reviewed and approved by the Agent) which state in detail the credit criteria used by Borrowers in determining the creditworthiness of Contract Debtors and the collection criteria used by Borrowers in collection of amounts due from Contract Debtors.

Curative Equity: common equity contributions made to Parent which Parent contributes as additional common equity contributions to any Borrower and which is designated “Curative Equity” by Borrower Agent under Section 10.4 at the time it is contributed.

Customer Deposit Reserve:  as of any measurement date, a reserve equal to the aggregate amount of deposits paid by the customers of any Borrower for the purchase of goods.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables, accrued expenses and deferred revenues incurred and being paid in the Ordinary Course of Business and amounts owed to Flooring Lenders on account of flooring arrangements paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 3% plus the interest rate otherwise applicable thereto.

Deposit Account Control Agreements:  the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for a Borrower, in favor of Agent and ABL Agent, as security for the Obligations.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

Dominion Accounts: special accounts established by Borrowers at Bank of America, N.A. or other banks acceptable to Agent, over which ABL Agent and Agent have exclusive control for withdrawal purposes.

Dominion Trigger Period: as defined in the ABL Credit Agreement.

EBITDAR: as of any date of determination, on a trailing 12-month basis and determined on a consolidated basis for Parent and its Subsidiaries derived from financial statements prepared in accordance with GAAP, net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, stock based compensation, book rent expense, gains or losses arising from the sale of capital assets, any extraordinary gains or losses (in each case, to the extent included in determining net income) (except that net cash extraordinary gains or losses included in the determination of EBITDAR will not exceed $5,000,000 in any trailing twelve month period), and reduced on a Fiscal Quarter basis or such other determination date by an amount equal to (if a positive result) the sum of the EBITDAR Loss Reserve measured as of the end of any Fiscal Quarter or such other determination date, minus Borrowers’ recorded loss reserve measured as of the end of the same Fiscal Quarter or such other determination date.

EBITDAR Loss Reserve: at any date is the sum of (i) Net Charge-Offs for the 12-month period ending on the  measurement date, plus (ii) the net change in Net Balances over 180 days past due for the 12-month period ending on the measurement date.

Eligible Assignee: a Person that is (a) a Lender, an Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment) that is organized under the laws of the United States or any state or district thereof and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent in its discretion; provided, that none of Parent or its Subsidiaries may be an Eligible Assignee.

Eligible Contracts: those Contracts owned by a Borrower that Agent, in its reasonable judgment, deems to be Eligible Contracts.  Without limiting the foregoing, but without duplication of any criteria taken into account in the most recent appraisal of Contracts delivered to Agent by an appraiser and using methodology reasonably acceptable to Agent, no Contract shall be an Eligible Contract unless:

(a) such Contract is owned by a Borrower and such Borrower has good and marketable title to such Contract free and clear of any Lien of any Person other than Agent and ABL Agent;

(b) the Contract complies in all material respects with all of Borrowers’ warranties and representations contained herein;

(c) the Contract Debtor is not an Affiliate of an Obligor;

(d) repayment of the Contract is secured by a first priority interest in any merchandise sold in connection therewith;

(e) the Contract is originated or acquired in the Ordinary Course of Business;

(f) Agent has a second priority perfected Lien in the Contract (subject only to the first priority Lien of the ABL Agent in the Contract); and

(g) the merchandise, if any, which secures the Contract has been delivered to the Contract Debtor and has not been repossessed by a Borrower or returned by the Contract Debtor to a Borrower.

Eligible Credit Card Accounts: Credit Card Accounts that Agent, in its discretion, deems to be Eligible Credit Card Accounts.  Without limiting the foregoing, no Credit Card Account shall be an Eligible Credit Card Account unless:

(a) such Credit Card Account is owned by a Borrower and such Borrower has good and marketable title to such Credit Card Account free and clear of any Lien of any Person other than Agent and the ABL Agent;

(b) such Credit Card Account constitutes an  “Account” (as defined in the UCC) and such Credit Card Account has not been outstanding for more than 5 Business Days;

(c) the Credit Card Issuer or Credit Card Processor of the applicable credit card with respect to such Credit Card Account is not the subject of any bankruptcy or insolvency proceedings;

(d) such Credit Card Account is a valid, legally enforceable obligation of the applicable issuer with respect thereto;

(e) such Credit Card Account is subject to a properly perfected second priority Lien in favor of Agent (subject only to the first priority Lien of the ABL Agent in the Credit Card Account);

(f) the Credit Card Account conforms to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Account;

(g) such Credit Card Account is owed by a Person that has received a Credit Card Processor Notification;

(h) such Credit Card Account is not evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of Agent or its designee (including the ABL Agent as agent for the Agent pursuant the Intercreditor Agreement), and to the extent necessary or appropriate, endorsed to Agent or its designee (including the ABL Agent as agent for the Agent pursuant the Intercreditor Agreement);

(i) such Credit Card Account indicates no Person other than a Borrower as payee or remittance party;

(j) such Credit Card Account has not been disputed, is without recourse, and with respect to which no claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback); or

(k) such Credit Card Account has been earned and represents the bona fide amounts due to a Borrower from a Credit Card Processor and/or Credit Card Issuer, and in each case originated in the Ordinary Course of Business.

Eligible Inventory: Inventory owned by a Borrower that Agent, in its reasonable judgment, deems to be Eligible Inventory.  Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods and not raw materials, work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or downpayment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, second priority Lien (subject only to the first priority Lien of the ABL Agent in such Inventory), and no other Lien (including Liens in favor of Flooring Lenders); (h) is within the continental United States, is not in transit except between locations of Borrowers, is not consigned to any Person and is not located in a clearance center or service center; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory (other than the ABL Loan Documents, with respect to the Borrowers, and the Intercreditor Agreement, with respect to Agent), unless Agent has received an appropriate Lien Waiver or has agreed to an appropriate reserve with respect to such Inventory; (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or Agent has established an appropriate rent reserve with respect to such Inventory; (l) is reported net of internal load amount or shrinkage accrual; (m) is insured in compliance with the provisions of Section 8.7.2 hereof; and (n) is reflected in the details of a current perpetual inventory report of Borrowers.

Eligible Real Estate: The Real Estate set forth on Schedule 7.3 hereto at such time as such Real Estate satisfies all of the following conditions:

(a)           A Borrower owns such Real Estate in fee simple absolute (subject to all exceptions of record);

(b)           The Agent shall have received evidence that all actions that the Agent may reasonably deem necessary or appropriate in order to create valid first and subsisting Liens (subject only to Permitted Liens which have priority over the Lien of the Agent by operation of Applicable Law) on the property described in the Mortgages has been taken; and

(c)           The Agent shall have received the Related Real Estate Documents with respect to such Real Estate.

Eligible Revolving Contract:  Eligible Contract under which the applicable Contract Debtor may borrow, repay and re-borrow up to the credit limit thereunder.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Contract Debtors, exercise of setoff or recoupment, exercise of any right to vote or act in an Obligor’s Insolvency Proceeding or otherwise).

Environmental Agreement: each agreement of Borrowers with respect to any Real Estate subject to a Mortgage, pursuant to which Borrowers agree to indemnify and hold harmless Agent and Lenders from liability under any Environmental Laws.

Environmental Compliance Reserve: with respect to Eligible Real Estate any reserve which the Agent, from time to time in its reasonable discretion establishes for estimable amounts that are reasonably likely to be expended by any of the Borrowers in order for such Borrower and its operations and property (a) to comply with any Environmental Notice, or (b) to correct any such non-compliance with Environmental Laws or to provide for any Environmental Liability.

Environmental Laws: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Liability: any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, or any of its Subsidiaries, directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

Equity Interest Pledge Agreement: a pledge agreement, in form and substance satisfactory to Agent, executed by Parent, CAIH and CLL, granting a security interest in the Equity Interests in each of such grantor’s Subsidiaries in favor of Agent for the benefit of the Lenders.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any Obligor or ERISA Affiliate fails to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan, or requests a minimum funding waiver; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

Event of Default: as defined in Section 11.

Excluded Subsidiary: Conn Funding II, L.P., a Texas limited partnership, Conn Appliances, LLC, a Delaware limited liability company, and Conn Funding GP II, L.L.C., a Texas limited liability company.

Excluded Tax: with respect to Agent, any Lender or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes by the United States or any State or political subdivision thereof), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any State or any other jurisdiction in which a Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10, and (d) in the case of a Foreign Lender, any State or United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) hereunder or (ii) is attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.9.1 or (iii) and which withholding tax may not be eliminated or reduced by complying with Section 5.10.

Existing Securitization Facility:  the asset backed security facility established pursuant to the Base Indenture dated September 1, 2002 between Conn Funding II, L.P. and Wells Fargo Bank, National Association, together with all amendments, modifications and supplements thereto.

Extraordinary Expenses: all costs, expenses or advances that Agent or any Lender may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

Fee Letter: the fee letter agreement between Agent and the Borrowers dated October 22, 2010.

Fiscal Month: each calendar month.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Parent and its Subsidiaries for accounting and tax purposes, ending on January 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined monthly on a consolidated basis for Parent and its Subsidiaries for the most recently ended twelve month period, of (a) EBITDAR minus unfinanced Net Capital Expenditures (but only to the extent that a positive result would occur), to (b) Fixed Charges.

Fixed Charges: without duplication, the sum of interest expense (other than payment-in-kind and original issue discount), scheduled/amortized principal payments made on Borrowed Money, unscheduled principal payments made on Borrowed Money (other than payments on account of the Obligations (as defined in the ABL Credit Agreement) or any other revolving Debt permitted hereunder), book rent expense, cash income taxes paid, and Distributions made, excluding amortization of closing costs and expenses incurred in connection with the Loan Documents, Existing Securitization Facility, Permitted ABS Facility and the ABL Loan Documents.

Flooring Intercreditor Agreement: each intercreditor agreement entered into by Agent and a Flooring Lender, in form and substance satisfactory to Agent.

Flooring Lender: any lender which provides financing for the purchase of Inventory by a Borrower.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or its Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or its Subsidiary.

Foreign Subsidiary: a Subsidiary of Parent that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are inchoate or contingent in nature, Cash Collateralization thereof; and (c) a release of any Claims of Obligors against Agent and Lenders arising on or before the payment date.

GA Capital: GA Capital, LLC, and its successors and assigns.

GA Capital Indemnitees: GA Capital and its officers, directors, employees, Affiliates, agents and attorneys.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Gross Cash Collections:  total Contracts payments received from Contract Debtors and applied to such Contracts during any applicable period.

Gross Contract Payments: as of the date of determination, (i) with respect to an interest bearing Eligible Contract the outstanding balance thereof including all accrued but unpaid interest, fees, and other charges, but excluding late charges, owing by the Contract Debtor and (ii) with respect to a precomputed Eligible Contract the outstanding balance thereof including all unearned interest, fees, and charges, but excluding late charges, owing by the Contract Debtor.

Guarantor Payment: as defined in Section 5.11.3(b).

Guarantors:  Parent, CAIH, CAIC, CLL, CAIAir, Inc., a Delaware corporation, and each other Person who guarantees payment or performance of any Obligations.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.

Hazardous Materials: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

Hedging Agreement: an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Increased Reporting Period:  any time (i) a Default or Event of Default exists, (ii) average Availability during any month (as reflected in the Loan Account) is less than 20% of the amount of aggregate outstanding Revolver Loans (as defined in the ABL Agreement) and stated amount of Letters of Credit (as defined in the ABL Agreement); or (iii) Availability is at any time less than $50,000,000.  When in place, such Increased Reporting Period shall be deemed continuing so long as (a) such Event of Default has not been waived, and/or (ii) if the Increased Reporting Period arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded $50,000,000 for ninety (90) consecutive days, in which case an Increased Reporting Period shall no longer be deemed to be continuing for purposes of this Agreement; provided that an Increased Reporting Period shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for ninety (90) consecutive days) at all times after an Increased Reporting Period has occurred and been discontinued on two (2) occasions after the Closing Date.

Indemnified Taxes: Taxes other than Excluded Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees and GA Capital Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or its Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercompany Assignment Agreement:  (i) an assignment from each Excluded Subsidiary to a Borrower, assigning to such Borrower all of the assets of such Excluded Subsidiary free and clear of any Liens, which agreement shall be in form and substance satisfactory to Agent, and (ii) an assignment pursuant to which the assets transferred under clause (i) above are assigned to CCI free and clear of any Liens, which agreement shall be in form and substance satisfactory to Agent.

Intercreditor Agreement:  an intercreditor agreement entered into by Agent, ABL Agent, Parent, and Borrowers, in form and substance satisfactory to Agent.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Formula Amount: 90% of the NOLV Percentage of the Value of Eligible Inventory (net of Inventory Reserves).

Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment: any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

IRS: the United States Internal Revenue Service.

Leasehold Mortgages: each of the mortgages and deeds of trust, in form and substance reasonably acceptable to Agent, executed by a Borrower in favor of Agent if requested by Agent, for the benefit of the Lenders, for which such mortgages and deeds of trust have been consented to by such Borrower’s landlord, with respect to the leasehold interests of Borrowers in certain leased Real Estate.

Leasehold Mortgage Consent: each consent signed by the land owner for each Real Estate subject to a Leasehold Mortgage, in form and substance reasonably acceptable to Agent.

Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: as defined in the preamble to this Agreement, and includes any Term Loan FIFO Lender, Term Loan FILO Lender, and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Leverage Ratio: the ratio, determined as of the end of any Fiscal Quarter for the Parent and its Subsidiaries, on a consolidated basis, of (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP as of the last day of such Fiscal Quarter, to (b) Tangible Net Worth as of the last day of such Fiscal Quarter.

LIBOR: the greater of (i) three (3%) percent and (ii) the per annum rate of interest (rounded up, if necessary, to the nearest 1/100th of 1%) for an interest period of 30 days, determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of any such interest period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the outstanding Term Loan would be offered to major banks in the London interbank Eurodollar market.  If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver: an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent and the ABL Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent and the ABL Agent, and agrees to deliver the Collateral to Agent and the ABL Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s and ABL Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent and ABL Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent and ABL Agent the right, vis-à-vis such Licensor, to enforce Agent’s and ABL Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents: this Agreement, Other Agreements, Security Documents, the Intercreditor Agreement and the Flooring Intercreditor Agreements.

Loan Year: each 12-month period commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of Obligors, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any Collateral; (b) impairs the ability of the Obligors, collectively, to perform any obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise materially impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

Material Contract: any agreement or arrangement to which a Borrower or any of its Subsidiaries are a party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or Debt in an aggregate amount of $5,000,000 or more.  Without limiting the foregoing, the ABL Credit Agreement and all ABL Loan Documents shall be considered to be Material Contracts.

Modified Contract: a Contract which, at any time, was in payment default for more than 60 days and such payment default was cured by execution of a new Contract in order to adjust, amend, or reduce the payment terms of the original Contract.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgage: each mortgage, deed of trust or deed to secure debt pursuant to which a Borrower grants to Agent, for the benefit of Secured Parties, Liens upon the Real Estate owned by such Borrower, as security for the Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Balance: means, as of the date of determination, the Gross Contract Payments of a Contract less all unearned interest owing by the Contract Debtor.

Net Capital Expenditures:  Capital Expenditures less: (i) net proceeds received from the sale of any fixed assets in the ordinary course of business and (ii) net proceeds from the sale of Real Estate to the extent constituting a Capital Expenditure, not to exceed $10,000,000, and only to the extent such Real Estate was acquired in the applicable trailing twelve month period.

Net Charge-Off: for any period, the aggregate amount of all unpaid payments due under Contracts which have been charged off by a Borrower during such period, as reduced by the amount of unearned interest, unearned insurance, accrued but unpaid interest, unpaid late charges, repossession recoveries, cash recoveries and amounts recovered in cash from other third parties, with respect to Contracts which had been charged off during previous periods or during such period.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or any of its Subsidiaries in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

NOLV Percentage: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms satisfactory to Agent.

Non-Exempt Foreign Lender: as defined in Section 3.8.2(a).

Notes: each Term Note or other promissory note executed by a Borrower to evidence any Obligations.

Obligations: all (a) principal of and premium, if any, on the Term Loan, (b) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (c) obligations of Obligors under any indemnity for Claims, (d) Extraordinary Expenses, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

Ordinary Course of Business: the ordinary course of business of any Borrower or its Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each Note; Fee Letter; Lien Waiver; Borrowing Base Certificate, Compliance Certificate, Permitted ABS Intercreditor Agreement, financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Parent: as defined in the Preamble to this Agreement.

Participant: as defined in Section 13.2.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted ABS Agent: the entity acting as trustee of the Permitted ABS Facility.

Permitted ABS Documents: the Permitted ABS Financing Agreement, the Permitted ABS Purchase Agreement and all documents, instruments and agreements executed in connection therewith, as the same may be amended, modified, restated or extended from time to time.

Permitted ABS Facility: means a securitization facility, pursuant to which any Borrower will, from time to time, sell and transfer certain Securitized Contracts and related security to a Securitization Subsidiary, pursuant to the Permitted ABS Purchase Agreement, which in turn such Securitization Subsidiary has granted a security interest on such Securitized Contracts and related security to Permitted ABS Agent, for the benefit of certain secured parties, pursuant to the Permitted ABS Financing Agreement.

Permitted ABS Financing Agreement: a Securitized Contracts financing agreement by and between a Securitization Subsidiary and the Permitted ABS Agent, as the same may be amended, modified or supplemented from time to time and which prior to its execution by such Securitization Subsidiary, shall be in form and substance approved by Agent and the Lenders (such approval not to be unreasonably withheld, delayed or conditioned), provided that, the Securitized Contracts financed by such Permitted ABS Financing Agreement shall (A) include no lesser percentage of receivables, the original final maturity date of which has been extended in accordance with the policies of Parent and its Subsidiaries in existence on the Closing Date than in the absence of such Permitted ABS Facility, (B) include no lesser percentage of receivables as to which all or any part of a scheduled payment remains unpaid for 60 days or more from its due date than in the absence of such Permitted ABS Facility and (C) have a weighted average FICO score (based on the relevant obligors on such receivables) that is not greater than the weighted average FICO score of the portfolio in the absence of such Permitted ABS Facility.

Permitted ABS Intercreditor Agreement: an intercreditor agreement by and among Permitted ABS Agent and Agent, as may be amended, modified or otherwise restated from time to time and shall be in form and substance reasonably acceptable to Agent and the Lenders.

Permitted ABS Originator Notes:  the subordinated promissory notes, in form and substance reasonably acceptable to Agent, made by Securitization Subsidiary in favor of a Borrower evidencing that portion of the purchase price represented by Debt incurred by Securitization Subsidiary in connection with its purchase of Securitization Contracts and related assets from a Borrower pursuant to the Permitted ABS Purchase Agreement.

Permitted ABS Purchase Agreement: a purchase and sale agreement by and between a Borrower and a Securitization Subsidiary, which agreement shall be in form and substance reasonably acceptable to Agent and the Lenders.

Permitted Asset Disposition: (i) as long as no Default or Event of Default exists and all Net Proceeds are remitted to the Dominion Account or to the Agent to prepay the Term Loan if required below, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment (other than those set forth in subsection (e) below), that, in the aggregate during any 12-month period, has a fair market or book value (whichever is more) of $5,000,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (e) a disposition of any Borrower’s Real Estate and related Equipment affixed thereto in connection with a sale or a sale-leaseback transaction so long as (x) the Net Proceeds received from the sale of (A) any Eligible Real Estate pursuant to such transaction are not less than the liquidation value of such Real Estate, as determined by the most recent appraisal of such Real Estate received by Agent using an appraiser and methodology reasonably acceptable to Agent and (B) any other Real Estate pursuant to such transaction are not less than the amount for which the Borrowers purchased such Real Estate, (y) the Net Proceeds received from the sale of such Eligible Real Estate (less any amount applied to repay any Debt secured by a Lien on such Real Estate incurred pursuant to a refinancing of such Eligible Real Estate permitted pursuant to Section. 10.2.1(i) hereof) shall be applied to prepay the Term Loan in accordance with Section 5.2.2 hereof (together with any prepayment fee then due, if due, under Section 5.2.3 hereof), and (z) the terms of such transaction are otherwise reasonably acceptable to the Agent; (ii) a Permitted Contract Transfer, (iii) granting of Liens (subject to the Intercreditor Agreement) to secure the obligations under the ABL Loan Documents, or (iv) approved in writing by Agent and the Lenders (such approval not to be unreasonably withheld, delayed or conditioned).

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) all other Contingent Obligations in an aggregate amount of $10,000,000 or less at any time.

Permitted Contract Transfer: (i) a sale by a Borrower to a Securitization Subsidiary of Securitized Contracts pursuant to the Permitted ABS Purchase Agreement, so long as (A) the net proceeds of each such sale of such Contracts exceed the Contract Formula Amount with respect to such Contracts and (B) such net proceeds of each such sale of such Contracts in an amount equal to (the the extent a positive result) the difference between (x) the Contract Formula Amount under the Term Loan Borrowing Base and (y) the Contract Formula Amount (as defined in the ABL Credit Agreement) under the CAI Borrowing Base and the CCI Borrowing Base (as such terms are defined in the ABL Credit Agreement) are, if requested by Agent and the Lenders, remitted directly to the Agent from such Securitization Subsidiary or Borrower to be applied to prepay the Term Loan in accordance with Section 5.2.2 hereof (together with any prepayment fee then due under Section 5.2.3 hereof), and (ii) the granting by a Securitization Subsidiary to Permitted ABS Agent of a security interest in such Securitized Contracts pursuant to the Permitted ABS Financing Agreement.

Permitted Distribution: so long as immediately before and after giving effect thereto, (i) no Default or Event of Default exists, (ii) Availability is not less than 20% of the amount of aggregate outstanding Revolver Loans (as defined in the ABL Credit Agreement) and stated amount of Letters of Credit (as defined in the ABL Credit Agreement), (iii) projected Availability for the succeeding 6-month period is greater than 20% of the amount of aggregate outstanding Revolver Loans (as defined in the ABL Credit Agreement) and stated amount of Letters of Credit (as defined in the ABL Credit Agreement), and (iv) the Lenders have provided written consent thereto, Parent or any Borrower may declare and make Distributions which are approved by Parent’s board of directors so long as the aggregate amount of Distributions made shall at no time exceed $50,000,000.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and its Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $15,000,000 at any time and its incurrence does not violate Section 10.2.3.

Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Prepayment Fee: (i) after the Closing Date through and including the first annual anniversary of the Closing Date, an amount equal to the greater of (x) all remaining interest and fees that would have otherwise accrued through and including the first annual anniversary of the Closing Date on the principal amount of the Term Loan being prepaid and (y) five (5%) percent of the principal amount of the Term Loan being prepaid; (ii) after the first annual anniversary of the Closing Date through and including the second annual anniversary of the Closing Date, three (3%) percent of the principal amount of the Term Loan being prepaid, (iii) after the second annual anniversary of the Closing Date through and including the third annual anniversary of the Closing Date, two (2%) percent of the principal amount of the Term Loan prepaid, and (iv) after the third annual anniversary of the Closing Date until the day prior to the date set forth in clause (i) of the definition of “Termination Date”, one (1%) percent of the principal amount of the Term Loan prepaid.

Pro Rata: with respect to any Lender, a percentage (carried out to the ninth decimal place) determined by dividing the amount of the Term Loan owing to such Lender by the aggregate amount of the outstanding Term Loan.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any material portion of the assets of the Obligor valued greater than $5,000,000 in the aggregate; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.4.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Realty Reserves: such reserves as the Agent from time to time determines in its reasonable discretion as being appropriate to reflect the impediments to the Agents’ ability to realize upon any Eligible Real Estate. Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) (i) Environmental Compliance Reserves, and (ii) reserves for (A) municipal taxes and assessments, (B) repairs and (C) remediation of title defects.

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property and any buildings, structures, parking areas or other improvements thereon.

Real Estate Formula Amount: 50% of the Value of Eligible Real Estate.

Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage (including, without limitation, any Eligible Real Estate), the following, in form and substance satisfactory to Agent:  (a) a mortgagee title policy (or binder therefor) covering Agent’s interest under the Mortgage, in a form and amount and by an insurer acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Estate; (c) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and flood plain certification, and certified by a licensed surveyor acceptable to Agent; (d) flood insurance in an amount, with endorsements and by an insurer acceptable to Agent, if the Real Estate is within a flood plain; (e) a current appraisal of the Real Estate, prepared by an appraiser acceptable to Agent, and in form and substance satisfactory to Agent and the Required Lenders; (f) an environmental assessment, prepared by environmental engineers acceptable to Agent, and accompanied by such reports, certificates, studies or data as Agent may reasonably require, which shall all be in form and substance satisfactory to Required Lenders; and (g) an Environmental Agreement and such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.

Refinancing Conditions: the following conditions for Refinancing Debt:  (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; (g) with respect to any refinancing of the ABL Facility, it is subject to an intercreditor agreement in form and substance reasonably satisfactory to the Agent and the Lenders, and (h) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d), (f) or (j).

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

Required Lenders: Lenders (subject to Section 4.2) holding in excess of 50% of the then outstanding amount of the Term Loan.

Requirement of Law: as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/100th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Restricted Investment: any Investment by a Borrower or any of its Subsidiaries, other than (a) Investments in its Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7;  (d) CCI Originator Notes and CCCI Originator Notes; (e) Permitted ABS Originator Notes; (f) Investments by CAI which are consistent with the corporate investment policy of CAI from time to time in effect, as approved by Agent (such approval not to be unreasonably withheld); (g) Investments in and by a Securitization Subsidiary permitted under the Permitted ABS Facility; and (h) assignment of assets under the Intercompany Assignment Agreement.

Restrictive Agreement: an agreement (other than a Loan Document or an ABL Loan Document) that conditions or restricts the right of any Borrower, its Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Sales Tax Reserve:  a reserve equal to 100% of the aggregate sales tax obligations of Borrowers as set forth in Borrowers’ books and records as of any measurement date which have not been prepaid by Borrowers.

Secured Parties: Agent and Lenders.

Security Agreement:  a security agreement, in form and substance satisfactory to Agent, executed by each Guarantor pursuant to which Guarantor shall grant to Agent a Lien (for the benefit of the Lenders) in all of such Guarantor’s assets.

Security Documents: the Guaranties, each Security Agreement, each Leasehold Mortgage, each Leasehold Mortgage Consent, each Mortgage, Deposit Account Control Agreements, Credit Card Processor Notifications, Equity Interest Pledge Agreement, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Securitized Contracts: the Contracts and related security which have been allocated to the Securitization Subsidiary under the Contract Allocation Agreement and sold by a Borrower to a Securitization Subsidiary pursuant to the Permitted ABS Purchase Agreement.

Securitization Subsidiary: one or more direct or indirect Subsidiaries of Parent formed for the purposes of entering into a Permitted ABS Facility.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Service Maintenance Program Reserve: as of any measurement date, a reserve equal to the aggregate in-house service maintenance costs incurred by Borrowers for the previous 12-month period.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Person (including indirect ownership by such Person through other entities in which the Person directly or indirectly owns 50% of the voting securities or Equity Interests).

Substitute Lender: as defined in Section 3.8.2(a).

Tangible Net Worth: at any date means an amount equal to: (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, less (ii) the amount at which such Person’s liabilities would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan: the term loan made pursuant to Section 2.1 comprised of the Term Loan FIFO Tranche plus the Term Loan FILO Tranche, and any Protective Advance.

Term Loan Borrowing Base:  the sum of the Inventory Formula Amount, plus the Credit Card Account Formula Amount, plus the Real Estate Formula Amount, plus the Contract Formula Amount, minus all Realty Reserves, minus the LC Reserve (as defined in the ABL Credit Agreement), minus all other reserves (other than the Term Loan Borrowing Base Reserve and without duplication of the LC Reserve or any other reserve contained within any defined term contained in this definition) established or required to be established by the ABL Agent under the ABL Credit Agreement and the Intercreditor Agreement, minus all other reserves as determined by the Agent in its reasonable discretion.

Term Loan Borrowing Base Reserve:  has the meaning set forth in the ABL Credit Agreement.

Term Loan Commitment: for any Lender, its obligation to make a portion of the Term Loan consisting of all or any portion of the Term Loan FIFO Tranche or the Term Loan FILO Tranche, in the principal amount shown on Schedule 1.1.  “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

Term Loan FIFO Lender: any Lender set forth on Schedule 1.1 whose Term Loan Commitment consists of all or a portion of the Term Loan FIFO Tranche, and any other Person who hereafter becomes a Term Loan FIFO Lender pursuant to an Assignment and Acceptance.

Term Loan FILO Lender: any Lender set forth on Schedule 1.1 whose Term Loan Commitment consists of all or a portion of the Term Loan FILO Tranche, and any other Person who hereafter becomes a Term Loan FILO Lender pursuant to an Assignment and Acceptance

Term Loan FIFO Tranche:  that portion of the Term Loan in the amount of $10,000,000 made by the Term Loan FIFO Lenders on the Closing Date.

Term Loan FILO Tranche: that portion of the Term Loan in the amount of $90,000,000 made by the Term Loan FILO Lenders on the Closing Date.

Term Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Term Loan Commitment and shall evidence the portion of the Term Loan made by such Lender.

Termination Date:  the earlier of (i) November 30, 2014, (ii) the date on which the Term Loan and all other Obligations due and owing hereunder are paid in full in cash, and (iii) the date upon which the Term Loan and the other Obligations are accelerated pursuant to Section 11.2 hereof.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

Upstream Payment: a Distribution by a Subsidiary of a Borrower to such Borrower.

Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a moving weighted average cost basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; (b) for a Credit Card Account, its face amount, reduced by, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer, a Credit Card Processor, or Credit Card Issuer pursuant to the terms of any Credit Card Agreement or understanding (written or oral)), (ii) the aggregate amount of all cash received in respect of such Credit Card Account but not yet applied by a Borrower to reduce the amount of such Credit Card Account, and (iii) the amount of all accrued and unpaid fees owed to Credit Card Processors or Credit Card Issuers; (c) for Real Estate, the liquidation value of such Real Estate as determined from time to time by an independent appraiser engaged by the Agent, which appraisal shall assume, among other things, a marketing time of not greater than twelve (12) months or less than three (3) months; and (d) for Contracts, the appraised value of Gross Contract Payments as set forth in the most recent appraisal thereof as determined from time to time by an independent appraiser engaged by the Agent.

1.2  Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3  Uniform Commercial Code.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time:  “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Equipment”, “General Intangibles”, “Goods”, “Instrument”, “Investment Property”, “Letter-of-Credit Right” and “Supporting Obligation”.

1.4  Certain Matters of Construction.  The terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including”, and “to” and “until” each mean “to but excluding”.  The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement includes any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes successors and assigns; (f) time of day means time of day in the Eastern Time Zone; or (g) except as otherwise set forth herein, discretion of Agent or any Lender means the reasonable discretion of such Person.  All calculations of Value, fundings of the Term Loan and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Term Loan Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Term Loan Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP).  Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

SECTION 2.  CREDIT FACILITY

2.1    Term Loan.

2.1.1          Term Loan.  Each Lender agrees, severally on a Pro Rata basis up to its Term Loan Commitment, on the terms set forth herein, to make a Term Loan to Borrowers on the Closing Date.  The Term Loan Commitment of each Lender shall expire upon the funding by Lenders of the Term Loan.  Once repaid, whether such repayment is voluntary or required, the Term Loan may not be reborrowed.

2.1.2          Term Notes.  The Term Loan made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrowers shall deliver a Term Note to such Lender.

2.1.3          Use of Proceeds.  The proceeds of the Term Loan shall be used by Borrowers solely (a) to refinance a portion of the Borrowers’ existing 2002 Series A Variable Funding Note and the Borrowers’ 2006 Series A Notes; (b) to pay fees and transaction expenses associated with the closing of this credit facility; and (c) for working capital and other lawful corporate purposes of Borrowers.

2.1.4          Protective Advances.  Agent shall be authorized, with the prior consent of the Lenders, at any time that any conditions in Section 6 are not satisfied, to make advances (“Protective Advances”) up to an aggregate amount not to exceed at any time $10,000,000, if Agent deems such Protective Advances necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of the Obligations.  Each Lender shall participate in each Protective Advance on a Pro Rata basis.

SECTION 3.  INTEREST, FEES AND CHARGES

3.1    Interest.

3.1.1          Rates and Payment of Interest.

(a)  The Obligations shall bear interest at a per annum rate equal to LIBOR plus the Applicable Margin. Interest shall accrue from the date the Term Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers.

(b)     During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

(c)   Interest accrued on the Term Loan shall be due and payable in arrears, (i) on the first day of each month beginning January 1, 2011; (ii) on any date of prepayment, with respect to the principal amount of the Term Loan being prepaid; and (iii) on the Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.2  Fees.

3.2.1          Fees.  Borrowers shall pay to Agent, for its own benefit and for the benefit of Lenders, as applicable, the fees set forth in the Fee Letter at the times payable therein.

3.3  Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed on the basis of a 360-day year and twelve 30-day months.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4  Reimbursement Obligations.  Borrowers shall reimburse Agent and the Lenders for all Extraordinary Expenses.  Borrowers shall also reimburse Agent for all legal, accounting, appraisal, consulting, and other reasonable fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents, the financial conditions of Borrowers and business of Borrowers, and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party.  Borrowers shall also reimburse Agent and the Lenders for all reasonable costs and expenses incurred in connection with any bank meetings facilitated by the Agent by and among the Lenders and Borrowers.  All reasonable legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals.  All amounts payable by Borrowers under this Section shall be due on demand.

3.5  Illegality.  If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent and the Borrower, interest on the outstanding portion of the Term Loan shall thereafter accrue at the Base Rate.

3.6  Inability to Determine Rates.  If Required Lenders notify Agent for any reason that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market, (b) adequate and reasonable means do not exist for determining LIBOR for any applicable month, or (c) LIBOR for any applicable month does not adequately and fairly reflect the cost to such Lenders of funding such Term Loan, then Agent will promptly so notify Borrower Agent and each Lender.  Thereafter, interest on the outstanding portion of the Term Loan shall accrue at the Base Rate until Agent (upon instruction by Required Lenders) revokes such notice.

3.7  Increased Costs; Capital Adequacy.

3.7.1          Change in Law.  If any Change in Law shall:

(a)  impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR);

(b)  subject any Lender to any Tax with respect to the Term Loan, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(c)  impose on any Lender or the London interbank market any other condition, cost or expense affecting the Term Loan;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any portion of the Term Loan at LIBOR (or of maintaining its obligation to make any portion of the Term Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

3.7.2          Capital Adequacy.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or holding company’s capital as a consequence of this Agreement, or such Lender’s outstanding portion of the Term Loan, to a level below that which such Lender or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s and holding company’s policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3          Compensation.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8  Mitigation; Replacement of Foreign Lender.

3.8.1          Mitigation.  If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it.  Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.8.2          Replacement of Foreign Lender.

(a)  If Borrowers are obligated to make any material payments under Section 5.9 to any Foreign Lender (a “Non-Exempt Foreign Lender”), then Borrower Agent, upon at least 5 Business Days prior irrevocable notice to Agent and the Non-Exempt Foreign Lender, may permanently replace the Non-Exempt Foreign Lender with one or more Eligible Assignees with the consent of Agent (which shall not be unreasonably withheld or delayed) (each, a “Substitute Lender”), and the Non-Exempt Foreign Lender shall have no right to refuse to be replaced hereunder.  Such notice to replace the Non-Exempt Foreign Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b)  Prior to the effective date of such replacement, the Non-Exempt Foreign Lender and each Substitute Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Exempt Foreign Lender being repaid its Pro Rata share of the outstanding Obligations without any premium or penalty of any kind whatsoever.  If the Non-Exempt Foreign Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Non-Exempt Foreign Lender shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Non-Exempt Foreign Lender shall be made in accordance with the terms of Section 13.3.

3.9  Funding Losses.  If for any reason (other than default by a Lender) any repayment or prepayment of any portion of the Term Loan which bears interest at LIBOR occurs on a day other than the end of each month, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds, but specifically excluding any loss of anticipated profits.  Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any portion of the Term Loan that bears interest at LIBOR, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its portion of the Term Loan that bears interest at LIBOR.

3.10  Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”).  If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers.  In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.  LOAN ADMINISTRATION

4.1  [Reserved].

4.2  Borrower Agent.  Each Borrower hereby designates CAI (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including delivery or receipt of communications, preparation and delivery of the Borrowing Base Certificate and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent or any Lender.  Borrower Agent hereby accepts such appointment.  Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower.  Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower.  Each of Agent and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.3  One Obligation.  The Term Loan and other Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.4  Effect of Termination.  On the Termination Date, all Obligations shall be immediately due and payable.  All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations.  Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its discretion, deems necessary to protect against any such damages.  The provisions of Sections 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5.  PAYMENTS

5.1  General Payment Provisions.  All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 2:00 p.m. on the due date and shall be made (except as otherwise instructed by Agent after the Closing Date) to Agent’s account as provided on Schedule 5.1 hereto with notice of such payment provided to Agent’s office identified on Schedule 5.1 hereto.  Any payment after such time shall be deemed made on the next Business Day.  If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees.

5.2  Repayment of Term Loan.

5.2.1  Payment of Principal.  All principal, interest and other amounts owing with respect to the Term Loan shall be due and payable in full on the Termination Date. In addition, the Borrowers may prepay the Term Loan in whole or in part at any time and from time to time (together with any prepayment fee then due under Section 5.2.3 hereof). Once repaid, whether such repayment is voluntary or required, the Term Loan may not be reborrowed.

5.2.2  Mandatory Prepayments.

(a)  Concurrently with any Permitted Asset Disposition of Eligible Real Estate pursuant to clause (e) thereof, Borrowers shall prepay the Term Loan as set forth in clause (y) of the definition thereof.

(b)  Concurrently with any Permitted Contract Transfer, Borrowers shall prepay the Term Loan to the extent required by clause (i) of the definition thereof.

(c)  Concurrently with the Borrowers incurring any Debt permitted under clause (b) of Section 10.2.1 hereof or pursuant to a high yield notes offering, Borrowers shall prepay the Term Loan in an amount equal to the proceeds of such Debt.

(d)  Concurrently with the Borrowers incurring any Debt permitted under clause (i) of Section 10.2.1 hereof to refinance Eligible Real Estate, Borrowers shall prepay the Term Loan as set forth in Section 10.2.1(i).

5.2.3  Prepayment Fee.  If the Borrowers prepay, or are required to prepay, the Term Loan in whole or in part, then, on the effective date of such prepayment, the Borrowers shall pay to Agent, for the ratable benefit of Lenders, an amount equal to the applicable Prepayment Fee; provided that, so long as no Default or Event of Default has occurred and is continuing, in the case of prepayments required to be made pursuant to Section 5.2.2(a) and (d) hereof, any such prepayments (i) made prior to the second anniversary hereof in an aggregate amount not to exceed $10,000,000 shall be subject to a Prepayment Fee equal to one (1%) percent of the principal amount of the Term Loan being prepaid, and (ii) made after the second anniversary hereof in an aggregate amount, together with any prepayments made pursuant to clause (i) of this proviso above, not to exceed $10,000,000 during the term hereof, shall not be subject to a Prepayment Fee; and provided further that, so long as no Default or Event of Default has occurred and is continuing, in the case of prepayments required to be made pursuant to Section 5.2.2(b) hereof, any such prepayments made prior to the first anniversary hereof in an aggregate amount not to exceed $15,000,000 shall be subject to a Prepayment Fee equal to two and one-half (2.5%) percent of the principal amount of the Term Loan being prepaid.  Such Prepayment Fee shall not constitute a penalty but shall, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties, constitute a reasonable calculation of the Lenders’ lost profits as a result thereof.

5.2.4  Application of Voluntary and Mandatory Prepayments.  All voluntary and mandatory prepayments made pursuant to Section 5.2.2 above shall be applied first, to the outstanding principal amount of the Term Loan due under the Term Loan FIFO Tranche, and second, to the outstanding principal amount of the Term Loan due under the Term Loan FILO Tranche.

5.3  Curative Equity.  Within 1 Business Day of the date of receipt by any Borrower of the proceeds of any Curative Equity pursuant to Section 10.4, such Borrower shall prepay the outstanding principal of the Obligations in accordance with Section 5.1 in an amount equal to 100% of such proceeds, net of any reasonable out-of-pocket expenses incurred in connection with the issuance of such Curative Equity (unless such proceeds have otherwise been remitted to the ABL Agent to prepay the Loans pursuant to the ABL Loan Documents and the Intercreditor Agreement).

5.4  Payment of Other Obligations.  Obligations other than principal and interest with respect to the Term Loan, including Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5  Marshaling; Payments Set Aside.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any payment by or on behalf of Borrowers is made to Agent or any Lender, or Agent or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6  Post-Default Allocation of Payments.

5.6.1  Allocation.  Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)  FIRST, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)  SECOND, to all amounts owing to Agent on Protective Advances;

(c)  THIRD, to all costs and expenses, including Extraordinary Expenses, owing to any Lender;

(d)  FOURTH, to all Obligations constituting fees;

(e)  FIFTH, to all Obligations constituting interest;

(f)  SIXTH, to the outstanding principal amounts due under the Term Loan FIFO Tranche;

(g)  SEVENTH, to the outstanding principal amounts due under the Term Loan FILO Tranche;

(h)  EIGHTH, to all other Obligations; and

(i)  LAST, to the Borrowers.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.  The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Secured Parties as among themselves, and may be changed by agreement among them without the consent of any Obligor.  This Section is not for the benefit of or enforceable by any Borrower.

5.6.2  Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7  Application of Payments.  The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any Dominion Trigger Period (unless such balance has otherwise been remitted to the ABL Agent to prepay the Loans pursuant to the ABL Loan Documents and the Intercreditor Agreement).  If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.  Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable.

5.8  Loan Account; Account Stated.

5.8.1  Loan Account.  Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers resulting from the Term Loan from time to time.  Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.  Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.8.2  Entries Binding.  Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute; provided, that payment by Borrowers to Agent of any amounts owed hereunder which are under dispute by Borrowers shall not be deemed a waiver of Borrowers’ right to continue such dispute.

5.9  Taxes.

5.9.1  Payments Free of Taxes.  All payments by Obligors of Obligations shall be free and clear of and without reduction for any Taxes.  If Applicable Law requires any Obligor or Agent to withhold or deduct any Tax (including backup withholding or withholding Tax), the withholding or deduction shall be based on information provided pursuant to Section 5.10 and Agent shall pay the amount withheld or deducted to the relevant Governmental Authority.  If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrowers shall be increased so that Agent or Lender, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made.  Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2  Payment.  Borrowers shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Agent and Lenders for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Obligor or Agent, or paid by Agent or any Lender, with respect to any Obligations or Loan Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority (provided, that payment by Borrowers to Agent of any amounts owed hereunder which are under dispute by Borrowers shall not be deemed a waiver of Borrower’s right to continue such dispute), and including all penalties, interest and reasonable expenses relating thereto which arise as a result of any action or inaction by Borrowers, as well as any amount that a Lender fails to pay indefeasibly to Agent under Section 5.10.  A certificate as to the amount of any such payment or liability delivered to Borrower Agent by Agent, or by a Lender (with a copy to Agent), shall be conclusive, absent manifest error.  As soon as practicable after any payment of Taxes by a Borrower, Borrower Agent shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment satisfactory to Agent.

5.10  Lender Tax Information.

5.10.1  Status of Lenders.  Each Lender shall deliver documentation and information to Agent and Borrower Agent, at the times and in the form required by Applicable Law or reasonably requested by Agent or Borrower Agent, sufficient to permit Agent or Borrowers to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

5.10.2  Documentation.  If a Borrower is resident for tax purposes in the United States, any Lender that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and Borrower Agent IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent to determine whether such Lender is subject to backup withholding or information reporting requirements.  If any Foreign Lender is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Agent and Borrower Agent, on or prior to the date on which it becomes a Lender hereunder (and from time to time thereafter upon request by Agent or Borrower Agent, but only if such Foreign Lender is legally entitled to do so), (a) IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, IRS Form W-8BEN and a certificate showing such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made.

5.10.3  Lender Obligations.  Each Lender shall promptly notify Borrowers and Agent of any change in circumstances that would change any claimed Tax exemption or reduction.  Each Lender shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Lender’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section.  Each Lender authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender under any Loan Document.

5.11  Nature and Extent of Each Borrower’s Liability.

5.11.1  Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.11.2  Waivers.

(a)  Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations.  It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make the Term Loan.  Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)  Agent and Lenders may, in their sole discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral (including any Real Estate) by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11.  If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had.  Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person.  Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3  Extent of Liability; Contribution.

(a)  Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

(b)  If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

5.11.4  Joint Enterprise.  Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically.  Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group.  Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage.  Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.11.5  Subordination.  Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

SECTION 6.  CONDITIONS PRECEDENT

6.1  Conditions Precedent to Term Loan.  Lenders shall not be required to fund the Term Loan or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)  Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note.  Each other Loan Document (other than a Compliance Certificate) shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor (to the extent a party thereto) shall be in compliance with all terms thereof.

(b)  Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)  Agent shall have received access agreements in form and substance reasonably satisfactory to Agent with respect to the Borrowers’ credit collection centers in San Antonio, Texas and Beaumont, Texas.

(d)  Agent shall have received certificates, in the form of Exhibit D, from a knowledgeable Senior Officer of Parent and each Borrower certifying that, after giving effect to the Term Loan and transactions hereunder, (i) it is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) it has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)  Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)  Agent shall have received a written opinion of Andrews Kurth, LLP, as well as any local counsel to Borrowers or Agent, with respect to the Loan Documents.

(g)  Agent shall have received a written opinion from Parent’s Corporate General Counsel with respect to existence and authority of each Obligor, and with respect to each Obligor there has been no violation of laws and there exists no litigation regarding each Obligor.

(h)  Agent shall have received a written opinion of Hughes Watters Askanase L.L.P. regarding the enforceability of Borrowers’ form of Contract and its compliance with any Requirement of Law with respect to the laws of the State of Texas  and relevant federal laws.

(i)  Agent shall have received a written opinion of Hughes Watters Askanase L.L.P. regarding the enforceability of Borrowers’ form of Contract and its compliance with any Requirement of Law with respect to the laws of the State of Oklahoma and relevant federal laws.

(j)  Agent shall have received a written opinion of McGlinchey Stafford PLLC regarding the enforceability of Borrowers’ form of Contract and its compliance with any Requirement of Law with respect to the laws of the State of Louisiana and relevant federal laws.

(k)  Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(l)  Agent shall have completed its legal due diligence of Obligors, with results satisfactory to Agent.  No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since July 31, 2010.

(m)  Agent shall have received completed appraisals of Inventory, Eligible Real Estate and Eligible Contracts and an updated Contract valuation, with results reasonably satisfactory to Agent.

(n)  Borrowers shall have paid all fees and expenses due and payable to Agent and Lenders on the Closing Date.

(o)  Agent shall have received a Borrowing Base Certificate prepared as of November 12, 2010.  Upon giving effect to the initial funding of Revolver Loans and issuance of Letters of Credit under the ABL Credit Agreement, the making of the Term Loan, and the payment by Borrowers of all fees and expenses incurred in connection herewith, the ABL Facility, completion of the equity offering set forth in clause (z) below, the redemption of Borrowers’ existing asset backed securitization facility, and the assignment of assets pursuant to the Intercompany Assignment Agreement, Availability shall be at least $60,000,000.

(p)  Agent shall have received copies of the ABL Credit Agreement and the ABL Loan Documents.

(q)  Agent shall have received a letter from each third party service maintenance providers acknowledging that any refunds owed to a Borrower as a result of the cancellation of a third party service maintenance plan purchased under a Contract shall be paid directly to the Dominion Account, which letter shall be in form and substance satisfactory to Agent.

(r)  Agent shall have received a letter from each third party credit insurance provider acknowledging that any refunds owed to a Borrower as a result of the cancellation of a credit insurance policy shall be paid directly to the Dominion Account, which letter shall be in form and substance satisfactory to Agent.

(s)  Agent shall have received a fully signed Intercreditor Agreement.

(t)  Agent shall have received evidence that the Borrowers’ existing securitization facility will be paid in full and terminated on the Closing Date.

(u)  Agent shall have received the Related Real Estate Documents for all Eligible Real Estate.

(v)  Agent shall have received each fully executed Intercompany Assignment Agreement together with evidence that on the Closing Date all of the assignments set forth therein shall be consummated.

(w)  No Default or Event of Default shall exist.

(x)  The representations and warranties of each Obligor in the Loan Documents shall be true and correct (except for representations and warranties that expressly relate to an earlier date, which shall be true and correct as of such earlier date).

(y)  Agent shall (i) have received satisfactory evidence that the Borrowers have  obtained the ABL Facility with a revolving loan in the original commitment amount of at least $375,000,000 but not more than $400,000,000 on terms reasonably acceptable to Agent, and the ABL Agent shall have confirmed that all conditions precedent to borrowing thereunder have been satisfied, and (ii) be reasonably satisfied with the loan documents related to the ABL Facility.

(z)  The Borrowers shall have closed and received at least $25,000,000 in gross proceeds from an  equity or equity linked offering.

(aa)  Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, MSB and HRC requirements.

(bb)  All accounts payable of the Borrowers shall be within stated invoice terms, or as permitted in the ordinary course of Borrower’s business consistent with current practices.

(cc)  All conditions precedent in any other Loan Document shall be satisfied.

(dd)  There shall be no litigation or other proceeding, the result of which would reasonably be expected to have a Material Adverse Effect, and no other event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect.

(ee)  There shall have been no material adverse change in the financial markets, or the business, operations, assets, properties, liabilities, profits, prospects or financial position of Borrowers, as determined by Agent and Lenders in their discretion.

SECTION 7.  COLLATERAL

7.1  Grant of Security Interest.  To secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)  all Contracts;

(b)  all Accounts including Credit Card Accounts;

(c)  all Chattel Paper, including electronic chattel paper;

(d)  all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(e)  all Deposit Accounts;

(f)  all Documents;

(g)  all General Intangibles, including Intellectual Property;

(h)  all Goods, including Inventory, Equipment and fixtures;

(i)  all Instruments;

(j)  all Investment Property, including the Equity Interests of each Borrower in its Subsidiaries set forth on Schedule 7.1(j);

(k)  all Letter-of-Credit Rights;

(l)  all Supporting Obligations;

(m)   all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(n)  all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(o)  all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

No Contract or its related security shall be released from Agent’s security interest to become a Securitized Contract unless and until Agent executes a release releasing such Contract from Agent’s security interest.  If a Securitized Contract is transferred from a Securitization Subsidiary back to a Borrower, it shall cease being a Securitized Contract upon such transfer back and, together with its related security shall again constitute Collateral hereunder.

7.2  Lien on Deposit Accounts; Cash Collateral.

7.2.1  Deposit Accounts.  To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower, including any sums in any blocked or lockbox accounts (if any) or in any accounts into which such sums are swept.  Each Borrower authorizes and directs each bank or other depository to deliver to Agent, and each Deposit Account Control Agreement shall require such bank or other depository to deliver to Agent (unless such amounts have been transferred to the ABL Agent pursuant to the terms of the ABL Credit Agreement and the Intercreditor Agreement), on a daily basis during a Dominion Trigger Period, all balances in each Deposit Account maintained by such Borrower with such depository for application to the Obligations then outstanding.  Each Borrower irrevocably appoints Agent as such Borrower’s attorney-in-fact to collect such balances to the extent any such delivery is not so made.

7.2.2  Cash Collateral.  At the request of Borrower Agent, any Cash Collateral shall be invested, at Agent’s discretion, in Cash Equivalents, but Agent shall have no responsibility for any investment or loss.  Each Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere.  Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent.  No Borrower or other Person claiming through or on behalf of any Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3  Real Estate Collateral.

7.3.1  Lien on Owned Real Estate.  The Obligations shall also be secured by Mortgages upon all Real Estate owned by the Borrowers.  The Mortgages shall be duly recorded, at Borrowers’ expense, in each office where such recording is required to constitute a valid, secured Lien on the Real Estate covered thereby.

7.3.2  Collateral Assignment of Leases.  To further secure the prompt payment and performance of all Obligations, each Borrower hereby transfers and assigns to Agent, for the benefit of Secured Parties, all of such Borrower’s right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Borrower is a party, as lessor, and all extensions, renewals, modifications and proceeds thereof.

7.3.3  Real Estate Collateral.  At the request of Agent, Borrowers shall use commercially reasonable efforts to obtain consent from Borrower’s landlords to place Leasehold Mortgages upon the leased Real Estate of Borrowers.  Agent shall hold such Leasehold Mortgages, and Agent and each Borrower agree that the Leasehold Mortgages will not create a valid Lien in favor of Agent until the Leasehold Mortgage is recorded as set forth below.  If any Borrower acquires a leasehold interest in Real Estate hereafter, Borrowers agree to use commercially reasonable efforts to obtain a Leasehold Mortgage Consent from each landlord for each such new leased Real Estate, and if such consent is obtained, upon Agent’s request, execute and deliver a Leasehold Mortgage sufficient to create a Lien in favor of Agent on such leased Real Estate.  Agent and Borrowers agree that any such Leasehold Mortgage shall not create a valid Lien in favor of Agent until the Leasehold Mortgage is recorded as set forth below.  At any time (i) Availability is less than $30,000,000, or (ii) an Event of Default exists, at the option of Agent the Leasehold Mortgages shall be duly recorded, at Borrowers’ expense, in each office where such recording is required to provide notice to third parties of Agent’s Lien on the Real Estate covered thereby.

7.4  Other Collateral.

7.4.1  Commercial Tort Claims.  Borrowers shall (i) promptly notify Agent in writing if any Borrower has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $500,000), (ii) promptly amend Schedule 9.1.16 to include such claim, and (iii) take such actions as Agent deems appropriate to subject such claim to a duly perfected, second priority (subject in priority only to the Lien of the ABL Agent under the ABL Loan Documents pursuant to the Intercreditor Agreement) Lien in favor of Agent (for the benefit of Secured Parties).

7.4.2  Certain After-Acquired Collateral.  Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, second priority (subject in priority only to the Lien of the ABL Agent under the ABL Loan Documents pursuant to the Intercreditor Agreement) Lien upon such Collateral, including obtaining any appropriate possession (to the extent Agent is permitted to obtain possession pursuant to the Intercreditor Agreement), control agreement or Lien Waiver.  If any Collateral is in the possession of a third party, at Agent’s request, Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5  No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

7.6  Further Assurances.  Promptly upon request, Borrowers shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement.  Each Borrower authorizes Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of such Borrower, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

7.7  Foreign Subsidiary Stock.  Notwithstanding Section 7.1, the Collateral shall include only 65% of the voting stock of any Foreign Subsidiary.

7.8  Contract Legend.

7.8.1  New Contracts.  Borrowers shall immediately following the execution or receipt of a Contract stamp or type in on the Contract the following:

This instrument or agreement is assigned as collateral to GA Capital, LLC.

7.8.2  Assigned Contracts.  Notwithstanding the above, Borrowers shall cause each of the Contracts assigned to a Borrower pursuant to the Intercompany Assignment Agreement to include the above legend within 30 days after the Closing Date.

SECTION 8.  COLLATERAL ADMINISTRATION

8.1  Collateral Reports.  By the 15th day of each month and at such other times as Agent may reasonably request, but in any event at such times as the Borrowing Base Certificate is delivered under the ABL Credit Agreement, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) (i) a Borrowing Base Certificate prepared as of the close of business of the previous month (provided that the NOLV Percentage to be applied to the Value of Eligible Inventory and the appraisal percentage used to determine the Value of Eligible Contracts shall be the applicable NOLV Percentage or appraisal percentage, as applicable, set forth in the most recent appraisal delivered to Agent for (x) the month in which the Borrowing Base Certificate is delivered or (y) the immediately succeeding month during such period of such immediately succeeding month pending delivery of a new Borrowing Base Certificate) (provided further, that Borrowing Base Certificates shall be delivered weekly during a Increased Reporting Period, on Wednesday of each week or, if Wednesday is not a Business Day, on the next succeeding Business Day, as of the close of business on the immediately preceding Sunday); provided further, that the calculation of contracts not qualifying as Eligible Contracts shall be provided by Borrower on a monthly basis at all times), (ii) an aggregate list of Borrowers’ Contracts, aged in 30 days contractual delinquency intervals and separately identifying the revolving Contracts; (iii) a calculation of the Past Due Percent (as defined in the ABL Credit Agreement), the Cash Recovery Percent, Collateral Adjustment Percentage (as defined in the ABL Credit Agreement), the Charge-Off Percent (as defined in the ABL Credit Agreement), the Eligible Contracts, the Eligible Inventory, the Eligible Credit Card Accounts and the Eligible Real Estate; (iv) an Inventory turn report of Borrowers’ Inventory; (v) a listing of each Borrower’s Inventory by location, specifying the amount of Inventory at each location; (vi) the summary balances of Borrowers’ “primary portfolio” and “secondary portfolio” (as such portfolios are described in Parent’s SEC filings) and delinquent balances of each such portfolio; (vii) any updates to Borrowers’ Credit and Collection Guidelines; (viii) the reports set forth on Schedule 8.1 hereof; (ix) such other reports as to the Collateral of Borrower as Agent shall reasonably request from time to time, together with a reconciliation to the general ledger; and (x) a certificate of an officer of Borrower Agent certifying as to the accuracy and completeness of the foregoing.  Upon the request of Agent, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a copy of the “screen shot” showing Availability (after giving effect to any Revolving Loans made and Letters of Credit issued under the ABL Credit Agreement) as reflected on the ABL Agent’s system.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Term Loan Borrowing Base Reserve (as defined in the ABL Credit Agreement).

8.2  Administration of Contracts.

8.2.1  Contracts.

(a)  Borrowers hereby represent and warrant to Agent and Lenders with respect to the Contracts, that:  (i) each existing Contract represents, and each future Contract will represent, a bona fide obligation of the Contract Debtor, enforceable in accordance with its terms; (ii) each existing Contract is, and each future Contract will be, for a liquidated amount payable by the Contract Debtor thereon on the terms set forth in the Contract therefor or in the schedule thereof delivered to Agent, without any offset, deduction, defense (including the defense of usury), or counterclaim; (iii) there is only one original counterpart of the Contract executed by the Contract Debtor and any copies of such original are clearly marked as copies; (iv) each Contract correctly sets forth the terms thereof, including the interest rate, if any, applicable thereto and correctly describes the collateral, if any, for such Contract; (vi) the signatures of all Contract Debtors are genuine and, to the knowledge of Borrowers, each Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof; (vii) each Contract complies with all Requirement of Law; and (viii) Borrowers have not used illegal, improper, fraudulent or deceptive marketing techniques or unfair business practices with respect to the Contracts.

(b)  Borrowers shall not grant any discount, credit or allowance to any such Contract Debtor without Agent’s prior written consent, except for discounts, credits and allowances made or given in the Ordinary Course of Business or in compliance with the Credit and Collection Guidelines.

(c)  Except as provided in Borrowers’ Credit and Collection Guidelines, Borrowers shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Contract without Agent’s written consent.  If Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Contract and not payment thereof and Borrowers will promptly deliver such instrument to Agent, endorsed by the applicable Borrower to Agent in a manner satisfactory in form and substance to Agent.  Regardless of the form of presentment, demand, notice of protest with respect thereto, the Contract Debtor shall remain liable thereon until such Instrument is paid in full.

(d)  Agent may rely, in determining which Contracts are Eligible Contracts, on all statements and representations made by Borrowers with respect thereto.

(e)  Except as provided in the Credit and Collections Guidelines with respect to Modified Contracts, Borrowers shall not amend or modify any Contract without Agent’s prior written consent and any such modifications to the applicable Contract are identified as approved modifications.

(f)  Borrowers shall hold each original Contract as the custodian for Agent for the purposes of perfecting Agent’s Lien in the Contracts.

(g)  If the original of any Contract is in print format, Borrowers shall keep such Contract in a fireproof file cabinet at Borrowers’ chief executive office (unless delivered to Agent hereunder) and if the original Contract is in electronic format, Borrowers shall keep an electronic version on their computer systems in their chief executive office and with backup copies kept in location other than the chief executive office.

8.2.2  Taxes.  If any collections received from payments made by Contract Debtors includes charges for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

8.2.3  Contract Verification.  Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Contracts by mail, telephone or otherwise.  Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4  Maintenance of Dominion Account.  Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent.  Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer (if any) and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox (if any) or Dominion Account, which may be exercised by Agent during any Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox (if any) to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges.  Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement (if any) or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5  Proceeds of Collateral.  Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Contracts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account, if any).  If any Borrower or its Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account; provided, that payments on Securitization Contracts sold to the Securitization Subsidiary pursuant to the Permitted ABS Purchase Agreement may be remitted to and held by the Securitization Subsidiary and not subject to the requirements set forth above.

8.3  Administration of Inventory.

8.3.1  Records and Reports of Inventory.  Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request.  Each Borrower shall conduct a physical inventory at each of its locations at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request.  Agent may participate in and observe each physical count.

8.3.2  Returns of Inventory.  No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $2,500,000; and (d) any payment received by a Borrower in excess of the aggregate amount of $2,500,000 in any month for a return is promptly remitted to Agent for application to the Obligations (unless such amount has been remitted to ABL Agent for payment of amounts owning under the ABL Loan Documents in accordance with the Intercreditor Agreement).

8.3.3  Acquisition, Sale and Maintenance.  No Borrower shall acquire or accept any Inventory on consignment or approval (other than in the Ordinary Course of Business), and shall take all reasonable steps to assure that all Inventory is produced in accordance with Applicable Law. To the best of Borrowers’ knowledge, all of each Borrower’s Inventory is produced in accordance with the FLSA.  No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory.  Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4  Administration of Equipment.

8.4.1  Records and Schedules of Equipment.  Each Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent.  Promptly upon request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Equipment.

8.4.2  Dispositions of Equipment.  No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent and Required Lenders, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens other than Permitted Liens.

8.4.3  Condition of Equipment.  The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted.  Each Borrower shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications.  No Borrower shall permit any Equipment to become affixed to Real Estate unless any landlord or mortgagee delivers a Lien Waiver or an appropriate rent reserved has been established with respect thereto.

8.5  Administration of Deposit Accounts.  Schedule 8.5 sets forth all Deposit Accounts maintained by Borrowers, including all Dominion Accounts.  Each Borrower shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, or an account containing not more than $10,000 at any time).  Each Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent or ABL Agent) to have control over a Deposit Account or any Property deposited therein.  Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.

8.6  Administration of Credit Card Accounts.

8.6.1  Credit Card Agreements.  Schedule 8.6.1 is a list of all Credit Card Agreements as of the Closing Date.

8.6.2  Credit Card Processor Notifications.  Each Borrower shall deliver to Agent copies of Credit Card Processor Notifications which have been executed on behalf of such Borrower and delivered to such Borrower’s Credit Card Issuers and Credit Card Processors. Each Credit Card Processor Notification shall require the ACH or wire transfer no less frequently than daily to a Dominion Account of all payments due from Credit Card Processors or Credit Card Issuers.

8.7  General Provisions.

8.7.1  Location of Collateral.  All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.7.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Agent.

8.7.2  Insurance of Collateral; Condemnation Proceeds.

(a)  Each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent.  Except as set forth in the Intercreditor Agreement, all proceeds under each policy shall be payable to Agent.  From time to time upon request, Borrowers shall deliver to Agent the certified copies of its insurance policies and updated flood plain searches.  Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as loss payee; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever, except 10 days notice shall be given for cancellation due to non-payment of premium; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor.  Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all claims reports made to insurance companies in excess of $1,000,000.  While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent.  Except as set forth in the Intercreditor Agreement, if an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b)  Except as set forth in the Intercreditor Agreement, any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent and shall be deposited in the Dominion Account.  Any such proceeds or awards that relate to Inventory shall be applied to payment of the outstanding Obligations (unless such proceeds have been applied to pay the Obligations under the ABL Credit Agreement in accordance with the terms of the Intercreditor Agreement).

(c)  If requested by Borrowers in writing within 15 days after Agent’s receipt of any insurance proceeds relating to any loss or destruction of Equipment, Borrowers may use such proceeds to repair or replace such Equipment (and until so used, the proceeds shall be held by Agent as Cash Collateral (unless held by the ABL Agent as agent for Agent under the Intercreditor Agreement)) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Agent; (iii) the repaired or replaced Equipment is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (iv) Borrowers comply with disbursement procedures for such repair or replacement as Agent may reasonably require; and (v) the aggregate amount of such proceeds from any single casualty does not exceed $5,000,000.

8.7.3  Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.7.4  Defense of Title to Collateral.  Each Borrower shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.8  Power of Attorney.  Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

(a)  Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)  During an Event of Default, (i) notify any Contract Debtors of the assignment of their Contracts, demand and enforce payments on Contracts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Contracts; (ii) settle, adjust, modify, compromise, discharge or release any claims with respect to amounts due on Contracts or other Collateral, or any legal proceedings brought to collect on Contracts or other Collateral; (iii) sell or assign any Contract and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate, and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of a Contract Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Contract, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Contract and notices to Contract Debtors; (ix) use information contained in any data processing, electronic, or other information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.

SECTION 9.  REPRESENTATIONS AND WARRANTIES

9.1  General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Term Loan, Parent and each Borrower represents and warrants that:

9.1.1  Organization and Qualification.  Parent and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization.  Parent and its Subsidiaries are duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2  Power and Authority.  Each Obligor is duly authorized to execute, deliver and perform its Loan Documents.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3  Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4  Capital Structure.  Schedule 9.1.4 shows, for each of Parent and its Subsidiaries, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests.  Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, neither Parent nor any Subsidiary has acquired any substantial assets from any other Person nor has been the surviving entity in a merger or combination.  Parent has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien and ABL Agent’s Lien, and all such Equity Interests are duly issued, fully paid and non-assessable.  Except as set forth in Schedule 9.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of Parent or its Subsidiary.

9.1.5  Corporate Names; Locations.  During the five years preceding the Closing Date, except as shown on Schedule 9.1.5, neither Parent nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person.  The chief executive offices and other places of business of Parent and its Subsidiaries are shown on Schedule 8.7.1.  During the five years preceding the Closing Date, no Borrower or any of its Subsidiaries has had any other office or place of business.

9.1.6  Title to Properties; Priority of Liens.  Each of Parent and its Subsidiaries has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens and minor defects in title to its Real Estate that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purpose.  Each of Parent and its Subsidiaries has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the Collateral consisting of Eligible Real Estate are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens, and all Liens of Agent in all other Collateral are duly perfected, second priority (subject only to the first priority Liens of the ABL Agent in such Collateral) Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

9.1.7  Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Parent and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Parent and its Subsidiaries at the dates and for the periods indicated.  All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.  Since July 31, 2010, there has been no change in the condition, financial or otherwise, of Parent or any of its Subsidiaries (when taken as a whole) that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Each Borrower and its Subsidiaries are Solvent.

9.1.8  Surety Obligations.  Neither Parent nor any of its Subsidiaries are obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9  Taxes.  Parent and each of its Subsidiaries have filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.  The provision for Taxes on the books of each Parent and its Subsidiaries is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.10  Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11  Intellectual Property.  Each of Parent and its Subsidiaries own or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others except for any such conflict of infringement that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  There is no pending or, to Parent’s or any Borrower’s knowledge, threatened Intellectual Property Claim with respect to Parent, any of its Subsidiaries or any of their Property (including any Intellectual Property).  Except as disclosed on Schedule 9.1.11, neither Parent nor its Subsidiaries pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, Parent or its Subsidiaries is shown on Schedule 9.1.11.

9.1.12  Governmental Approvals.  Each of Parent and its Subsidiaries have, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties.  To the best of each Borrowers’ knowledge, all necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Parent and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13  Compliance with Laws.  Each of Parent and its Subsidiaries have duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law (including all consumer credit disclosure laws and regulations), except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to Parent or its Subsidiaries under any Applicable Law.  To the best of Borrowers’ knowledge no Inventory has been produced in violation of the FLSA.

9.1.14  Compliance with Environmental Laws.  Except as disclosed on Schedule 9.1.14, neither Parent’s nor its Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up.  Neither Parent nor its Subsidiaries have received any Environmental Notice.  Neither Parent nor its Subsidiaries have any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.15  Burdensome Contracts.  Neither Parent nor its Subsidiaries are a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  Neither Parent nor its Subsidiaries are party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15.  No such Restrictive Agreement prohibits the execution, delivery, or performance of any Loan Document by an Obligor.

9.1.16  Litigation.  Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to Parent’s or any Borrower’s knowledge, threatened against Parent or its Subsidiaries, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to Parent or its Subsidiaries.  Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000).  Neither Parent nor its Subsidiaries are in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17  No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  Neither Parent nor its Subsidiaries are in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money.  There is no basis upon which any party (other than a Parent or its Subsidiaries) could terminate a Material Contract prior to its scheduled termination date.

9.1.18  ERISA.  Except as disclosed on Schedule 9.1.18:

(a)  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Parent and Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Obligor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)  There are no pending or, to the knowledge of Parent and Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)  (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d)  With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19  Trade Relations.  There exists no actual or threatened termination, limitation or modification of any business relationship between Parent or its Subsidiaries and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Parent or its Subsidiaries.  There exists no condition or circumstance that could reasonably be expected to impair the ability of Parent or its Subsidiaries to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20  Labor Relations.  Except as described on Schedule 9.1.20, neither Parent nor its Subsidiaries are party to or bound by any collective bargaining agreement, management agreement or consulting agreement.  There are no material grievances, disputes or controversies with any union or other organization of Parent or its Subsidiaries’ employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.21  Payable Practices.  Neither Parent nor its Subsidiaries shall make any change in its historical accounts payable practices from those in effect on the Closing Date other than any changes made in the Ordinary Course of Business.

9.1.22  Not a Regulated Entity.  No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23  Margin Stock.  Neither Parent nor its Subsidiaries are engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No proceeds of the Term Loan will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose in any manner that would result in a violation of Regulations T, U or X of the Board of Governors.

9.1.24  Excluded Subsidiaries.  At all times after the consummation of the Intercompany Assignment Agreements the Excluded Subsidiaries shall conduct no business and have no material assets.

9.2  Complete Disclosure.  No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10.  COVENANTS AND CONTINUING AGREEMENTS

10.1  Affirmative Covenants.  As long as any Obligations are outstanding, Parent and each Borrower shall, and shall cause each of their Subsidiaries to:

10.1.1  Inspections; Appraisals.

(a)  Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Parent or its Subsidiaries, inspect, audit and make extracts from Parent’s or its Subsidiaries’ books and records, and discuss with its officers, employees, agents, advisors and independent accountants Parent’s or such Subsidiary’s business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to Parent or any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with Parent or any Borrower.  Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Parent and Borrowers shall not be entitled to rely upon them.

(b)  Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) commercial finance examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to 2 times per Loan Year; (ii) appraisals of Inventory up to 3 times per Loan Year; (iii) appraisals of Contracts up to 4 times per Loan Year; (v) desk top appraisals of Contracts on a monthly basis (other than any month in which an appraisal is conducted pursuant to clause (iii) above); and (v) appraisals of Eligible Real Estate up to 2 times per Loan Year; provided, however, that if an examination or appraisal is initiated during an Increased Reporting Period, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.  Subject to and without limiting the foregoing, Parent and Borrowers specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s internal appraisal group.  This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.  Notwithstanding the foregoing or anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, the Agent shall not undertake any appraisals of Inventory so long as the ABL Agent has undertaken at least three (3) such appraisals in each Loan Year using an appraiser and methodology reasonably acceptable to Agent, and has shared the results of such appraisals taken under the ABL Credit Agreement with the Agent; provided that, in the event that the ABL Agent has not undertaken such Inventory appraisals using an appraiser and methodology reasonably acceptable to Agent and/or has not shared such results with the Agent, the Agent may undertake an amount of Inventory appraisals equal to (i) three (3) minus (ii) such number of Inventory appraisals using an appraiser and methodology reasonably acceptable to Agent undertaken by the ABL Agent and shared with the Agent in such time period (unless an Event of Default has occurred and is continuing, in which case the Agent may take such Inventory appraisals as it determines in its discretion).

10.1.2  Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders (the documents required to be delivered pursuant to clauses (a), (b) and (h) below shall be deemed to have been delivered on the date on which such documents are posted on the Securities and Exchange Commission’s website at www.sec.gov and Borrowers have given notice to Agent of such posting):

(a)  as soon as available, and in any event no later than the earlier of (i) the date Parent files its 10K with the Securities and Exchange Commission, or (ii) 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for Parent and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Parent and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b)  as soon as available, and in any event no later than the earlier of (i) the date Parent files its 10Q with the Securities and Exchange Commission, or (ii) 45 days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year, certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year end adjustments and the absence of footnotes;

(c)  as soon as available, and in any event within 30 days after the end of each month that is not the last month of a Fiscal Quarter, internal management financial statements (balance sheet, cash flow statement and statement of income) as of the end of such month, on a consolidated basis for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for (i) the preceding Fiscal Year and (ii) such period set forth in the projections delivered pursuant to Section 10.1.2(f) hereof, in each case on a month-to-date and year-to-date basis with respect to profit and loss and cash flow statements, in each case certified by the chief financial officer of Borrower Agent as prepared in accordance with its normal internal, interim reporting practices;

(d)  within the time frame specified for the delivery of financial statements under clauses (a)(ii), (b)(ii) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer or treasurer of Borrower Agent;

(e)  not later than 30 days after receipt thereof by Borrowers, copies of all management letters (if any) and other material reports submitted to Borrowers by their accountants in connection with such financial statements, if any;

(f)  not later than 30 days after the commencement of each Fiscal Year, preliminary projections of Parent’s consolidated balance sheets, results of operations, cash flow and Availability for such Fiscal Year, month by month, and not later than 60 days after the commencement of each Fiscal Year, final projections of Parent’s consolidated balance sheets, results of operations, cash flow and Availability for such Fiscal Year, month by month, approved by the Parent’s board of directors or other governing body;

(g)  at Agent’s request, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(h)  promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that Parent or any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Parent or any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by Parent or a Borrower to the public concerning material changes to or developments in the business of Parent or such Borrower;

(i)  promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(j)  at the request of Agent, to the extent not delivered to the appraiser conducting an appraisal of Borrowers’ Contracts, and in any event no later than 45 days after the end of each Fiscal Quarter, the Borrowers’ “data tape” in form and substance reasonably satisfactory to the Agent and Required Lenders;

(k)  copies of such other reports and information required to be delivered by the ABL Agent pursuant to the ABL Credit Agreement; and

(l)  such other reports and information (financial or otherwise) as Agent may reasonably request (at its reasonable discretion or at the reasonable request of any Lender) from time to time in connection with any Collateral or any Borrower’s, its Subsidiary’s or other Obligor’s financial condition or business.

10.1.3  Notices.  Notify Agent and Lenders in writing, within ten (10) days after Parent or a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor:  (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened material labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (i) the occurrence of any material ERISA Event; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; (k) any opening of a new office or place of business, at least 30 days prior to such opening; or (l) any default under the ABL Credit Agreement or the ABL Loan Documents.

10.1.4  Landlord and Storage Agreements.  Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5  Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of Parent or its Subsidiaries, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6  Taxes.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7  Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent, with respect to the Properties and business of Borrowers and its Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

10.1.8  Licenses.  Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and its Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

10.1.9  Future Subsidiaries.  Promptly notify Agent upon any Person becoming a Subsidiary of Parent and, if such Person is neither a Foreign Subsidiary nor a Securitization Subsidiary, cause it to guaranty the Obligations in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

10.1.10  [Reserved]

10.1.11  Service Maintenance Plans.  To the extent that Borrowers finance so-called “service maintenance plans,” Borrowers shall ensure that the cost of such plans are disclosed to the Contract Debtors and such plans are in compliance with all applicable consumer credit laws, including any and all special insurance laws relating thereto.

10.1.12  Charge-Off Policy.  Borrowers shall establish and implement, in a manner satisfactory to Agent, a policy for charging off the unpaid balance of its delinquent Contracts as set forth in the Credit and Collections Guidelines.  Borrowers shall not in any way modify such policy as in effect on the Closing Date without providing 10 Business Days prior written notice to Agent of such modification and, if such modification is a material modification, obtaining Agent’s consent to such material modification, which consent will not be unreasonably withheld.

10.1.13  Loss Reserve.  Borrowers shall maintain, on a consolidated basis, loss reserves at all times during the term of the Agreement in amounts required to be maintained under GAAP.

10.1.14  Prepayment of Revolver Loans.  If at any time the aggregate outstanding principal amount of Revolver Loans (as defined in the ABL Credit Agreement), plus  all Overadvances (as defined in the ABL Credit Agreement), plus the stated amount of outstanding Letters of Credit (as defined in the ABL Credit Agreement), plus all Bank Product Debt (as defined in the ABL Credit Agreement) (net of any Bank Product Debt which has been Cash Collateralized (as defined in the ABL Credit Agreement) in the amount of such Bank Product Debt), plus the principal outstanding amount of the Term Loan, exceeds the Term Loan Borrowing Base (calculated without giving effect to any reserves related to Bank Product Debt), the Borrowers shall immediately pay such excess amount to the ABL Agent for application to the Revolver Loans (or to be held as cash collateral therefor under the ABL Credit Agreement).

10.1.15  Dissolution of Excluded Subsidiaries.  Within 15 days after the Closing Date, Parent and Borrowers shall file all of the necessary documents with the applicable Governmental Authority to cause each of the Excluded Subsidiaries to be dissolved and shall deliver evidence of such dissolution to Agent promptly after receipt thereof from such Governmental Authority.  The Excluded Subsidiaries shall not hold any assets or conduct any business after the Closing Date.

10.2  Negative Covenants.  As long as any Obligations are outstanding, Parent and each Borrower shall not, and shall not permit any of its Subsidiaries to:

10.2.1  Permitted Debt.  Create, incur, guarantee or suffer to exist any Debt, except:

(a)  the Obligations;

(b)  Subordinated Debt;

(c)  Permitted Purchase Money Debt;

(d)  Borrowed Money (other than the Obligations, the obligations under the ABL Loan Documents, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date;

(e)  [Reserved];

(f)  Debt that is in existence when a Person becomes a Subsidiary of Parent or that is secured by an asset when acquired by Parent or its Subsidiaries, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary of Parent or such acquisition, and does not exceed $15,000,000 in the aggregate at any time;

(g)  Permitted Contingent Obligations;

(h)  Debt owed to a Flooring Lender, provided that such Flooring Lender has entered into a Flooring Intercreditor Agreement with respect to such Debt;

(i)     (x) Debt incurred for the acquisition of Real Estate by a Borrower so long as the purchase price of such Real Estate does not exceed the fair market value of the Real Estate at the time of its acquisition and the Debt incurred in connection therewith does not exceed 100% of the purchase price of such Real Estate, and (y) Debt secured solely by Real Estate owned by a Borrower as of the Closing Date incurred to refinance a portion of the Term Loan; provided that (i) the amount of net proceeds received by Borrowers with respect to such Debt shall be not less than the amount advanced by the Lenders under the Term Loan Borrowing Base with respect to any Eligible Real Estate being refinanced, (ii) the net proceeds received by the Borrowers with respect to such Debt to refinance any Eligible Real Estate shall be applied to prepay the Term Loan in accordance with Section 5.2.2 hereof (together with any prepayment fee then due under Section 5.2.3 hereof), and (iii) the Lien of the Mortgage held by the Agent on such Real Estate shall be subordinated to the Lien of the lender holding such Debt; and provided further that the aggregate outstanding Debt permitted under this subsection (i) does not at any time exceed (excluding any advances under the Term Loan against such Real Estate) (A) $10,000,000 plus (B) such additional amount incurred so long as no Default or Event of Default has occurred and is continuing and Availability on a pro forma basis after giving effect to the incurrence of such Debt and on a projected basis for the six months following the incurrence of such Debt is not less than $75,000,000, provided that the aggregate amount of Debt permitted under this subsection (i) shall in no event exceed $25,000,000 outstanding at any time, excluding any advances under the Term Loan against such Real Estate;

(j)  Debt incurred under the ABL Facility and the ABL Loan Documents;

(k)  Refinancing Debt as long as each Refinancing Condition is satisfied;

(l)  Debt incurred in connection with the purchase of Contracts and related assets by CCI from CCCI as evidence by the CCCI Originator Notes;

(m)  Debt incurred in connection with the purchase of Contracts and related assets by CCI from CAI as evidence by the CCI Originator Notes;

(n)  Permitted ABS Facility so long as prior to entering into such facility Agent and Required Lenders have approved the structure and documents related to such facility and the Permitted ABS Agent has entered into the Permitted ABS Intercreditor Agreement;

(o)  Debt incurred under the Permitted ABS Originator Notes;

(p)  Debt incurred in connection with the purchase of Contracts and related assets by CCI from an Excluded Subsidiary as evidenced by the CFII Originator Note; and

(q)  Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $10,000,000 in the aggregate at any time.

10.2.2  Permitted Liens.  Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)  Liens in favor of Agent;

(b)  Purchase Money Liens securing Permitted Purchase Money Debt;

(c)  Liens for Taxes not yet due or being Properly Contested;

(d)  statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Parent or its Subsidiaries;

(e)  Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(f)  Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)  Liens arising by virtue of a judgment or judicial order against Parent or its Subsidiaries, or any Property of Parent or its Subsidiaries, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(h)  easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)  normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j)  Liens in favor of a Flooring Lender to secure Debt permitted by Section 10.2.1(h) above so long as such Liens do not attach to any assets of a Borrower other than the Inventory floored by such Flooring Lender;

(k)  Liens securing only the Real Estate acquired by a Borrower after the Closing Date to secure Debt permitted under Section 10.2.1(i);

(l)  existing Liens shown on Schedule 10.2.2;

(m)    Liens on the Equity Interests of Parent which are held by Parent, to the extent such Equity Interests are deemed to be Margin Stock;

(n)  Liens on the Securitized Contracts in favor of the Permitted ABS Agent and subject to the Permitted ABS Intercreditor Agreement;

(o)  Liens (subject to the Intercreditor Agreement) in favor of the ABL Agent securing the obligations under the ABL Loan Documents and any Refinancing Debt;

(p)  rights of CCI in the Contracts purchased from CCCI pursuant to the CCI Receivables Purchase Agreement and evidenced by a UCC-1 Financing Statement naming CCI as a secured party and CCCI as debtor; provided, that such rights are an ownership right and not a Lien; and

(q)  rights of CAI in the Contracts purchased from CCCI pursuant to the CAI Receivables Purchase Agreement and evidenced by a UCC-1 Financing Statement naming CAI as a secured party and CCCI as debtor; provided, that such rights are an ownership right and not a Lien.

10.2.3  Capital Expenditures.  Make Capital Expenditures (net of any net proceeds from the sale of any Borrower’s fixed assets) in excess of $22,000,000 in the aggregate during any 12-month period, measured as at the end of each Fiscal Quarter.

10.2.4  Distributions; Upstream Payments.  Declare or make any Distributions, except Upstream Payments and Permitted Distributions; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary of Parent to make any Upstream Payment, except for restrictions under the Loan Documents, the ABL Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.

10.2.5  Restricted Investments.  Make any Restricted Investment.

10.2.6  Disposition of Assets.  Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, a transfer of Property by an Obligor of its Subsidiary to a Borrower, or a disposition of Margin Stock by Parent.

10.2.7  Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) as long as no Default or Event of Default exists, intercompany loans by a Borrower to another Borrower; (e) loans made by a Borrower to a Contract Debtor pursuant to a Contract; (f) loans made under the CCI Originator Notes and CCCI Originator Notes, and (g) loans made under the ABS Originator Notes.

10.2.8  Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, repurchase, retirement, defeasance or acquisition) with respect to (a) any Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) any Borrowed Money (other than the Obligations and obligations under the ABL Loan Documents) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent and Required Lenders), unless, in each case, immediately prior to and after giving effect to any such payment, redemption, repurchase, retirement, defeasance or acquisition (x) no Event of Default exists and (y) Availability exceeds $80,000,000.

10.2.9  Fundamental Changes.  Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for (x) mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower and (y) dissolution of the Excluded Subsidiaries; change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

10.2.10  Subsidiaries.  Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares.

10.2.11  Organic Documents.  Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date except in the Ordinary Course of Business and in a manner not adverse to Agent or Lenders.

10.2.12  Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and its Subsidiaries.

10.2.13  Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14  Restrictive Agreements.  Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

10.2.15  Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16  Conduct of Business.  Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.17  Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Borrowers; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; (f) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; and (g) entry into the Permitted ABS Purchase Agreement, the Contract Allocation Agreement and Permitted ABS Originator Notes and all transactions contemplated thereunder.

10.2.18  Plans.  Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

10.2.19  Amendments to Subordinated Debt/ABL Loan Documents/Permitted ABS Documents.

(a)  Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if, in each case, such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for Parent or its Subsidiaries, or that is otherwise materially adverse to Parent, any of its Subsidiaries or Lenders; or (g) results in the Obligations not being fully benefited by the subordination provisions thereof.

(b)  Amend, supplement or otherwise modify any ABL Loan Document except as set forth in the Intercreditor Agreement.

(c)  Permit any amendment, modification or other change in the Permitted ABS Documents or any related instrument or agreement, if it results in any covenants, terms or conditions that are more restrictive or burdensome for the Borrowers than those in effect as of the date of this Agreement.  Borrowers shall promptly provide written notice of any such amendments to the Agent.

10.2.20  Credit Card Agreements.  No Borrower shall enter into any Credit Card Agreements other than the ones expressly contemplated in Section 8.6.1.

10.3  Financial Covenants.  As long as any Obligations are outstanding, Parent shall, on a consolidated basis with its Subsidiaries:

10.3.1  Minimum Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Coverage Ratio at least equal to 1.10:1.00, measured on the last day of each Fiscal Month on a trailing twelve month basis.

10.3.2  Maximum Leverage Ratio.  Maintain a Leverage Ratio not greater than 2.00:1.00 for each Fiscal Quarter, measured as of the last day of each Fiscal Quarter.

10.3.3  Minimum Availability.  Maintain Availability under the Borrowing Base of not less than $25,000,000 at all times.

10.4  Curative Equity.

10.4.1  Subject to the limitations set forth in Section 10.4.6, Borrowers may cure an Event of Default arising out of a breach of any of the financial covenants set forth in Sections 10.3.1 and 10.3.2 (the “Specified Financial Covenants”) (as the case may be) by way of an investment of Curative Equity prior to the date on which the Compliance Certificate is delivered to Agent pursuant to Section 10.1.2(d) in respect of the month or Fiscal Quarter, as applicable, with respect to which any such breach occurred; provided, that Borrowers’ right to so cure an Event of Default shall be contingent on the timely delivery of such Compliance Certificate as required under Section 10.1.2(d).

10.4.2  Borrowers shall promptly notify Agent of their receipt of any proceeds of Curative Equity and shall immediately apply the same to the payment of the Obligations in the manner specified in Section 5.3 (unless such proceeds have been applied to the payment of the obligations under the ABL Credit Agreement in accordance with the terms thereof and the Intercreditor Agreement).

10.4.3  Subject to the limitations set forth in Section 10.4.6, any investment of Curative Equity shall be in an amount that is sufficient to cause Parent and its Subsidiaries to be in compliance with all of the Specified Financial Covenants as at the last day of the most recently ended month or Fiscal Quarter, as applicable,, calculated for such purpose as if such amount were additional EBITDAR and increase in Tangible Net Worth, and a decrease in Total Liabilities, as necessary, of Parent and its Subsidiaries as at such date and had been included in the financial calculations of Parent and its Subsidiaries on such date.

10.4.4  In the Compliance Certificate delivered pursuant to Section 10.1.2(d) in respect of the month end or Fiscal Quarter end, as applicable, on which Curative Equity is used to cure any breach of the Specified Financial Covenants, Borrowers shall (i) include evidence of its receipt of Curative Equity proceeds, and (ii) set forth a calculation of the financial results and balance sheet of Parent and its Subsidiaries as at such month end or Fiscal Quarter end, as applicable, (including for such purposes the proceeds of such Curative Equity as either deemed EBITDAR for such month end or Fiscal Quarter end, as applicable, and the three following Fiscal Quarter ends or twelve month ends, as applicable, or increased Tangible Net Worth and decreased Total Liabilities for such month end or Fiscal Quarter end, as applicable, as if received on such date), which shall confirm that on a pro forma basis taking into account the application of Curative Equity proceeds, Parent and its Subsidiaries would have been in compliance with the Specified Financial Covenants  (as at such date).

10.4.5  Upon delivery of a Compliance Certificate pursuant to Section 10.1.2(d) conforming to the requirements of this Section, any Event of Default that is continuing from a breach of any of the Specified Financial Covenants shall be deemed cured with no further action required by the Lenders.  In the event Borrowers do not cure all financial covenant violations as provided in this Section 10.4, the existing Event of Default shall continue unless waived by the Required Lenders in writing.

10.4.6  Notwithstanding the foregoing, Borrowers’ rights under this Section 10.4 may (i) be exercised not more than one time during the term of this Agreement, (ii) not be exercised in an amount less than $1,000,000 or greater than $5,000,000, and (iii) shall be on terms acceptable to Agent.

10.5  Contract Forms.  Borrowers shall not use or acquire in their business Contracts which are not on the printed forms previously approved in writing by Agent and Borrowers shall not change or vary the printed forms of such Contracts without Agent’s prior written consent, unless such change or variation is required by any Requirement of Law.  Agent may reasonably withhold its consent until Agent receives a satisfactory opinion of Borrowers’ counsel regarding compliance of the revised form of Contract with any Requirement of Law.

10.6  Credit and Collection Guidelines.  Borrowers shall not make any material changes in its Credit and Collection Guidelines (a copy of which has been previously furnished by Borrowers to Agent) without Agent’s prior written consent, which Agent may withhold in its sole and absolute discretion.  Borrower shall not enter into or otherwise acquire Contracts which do not comply with the Credit and Collection Guidelines.

10.7  Minimum Cash Recovery Percent. As long as any Obligations are outstanding, Parent shall, on a consolidated basis with its Subsidiaries maintain a Cash Recovery Percent in a percentage not equal to or less than 4.74% for each month, measured monthly as of the last day of each month.

SECTION 11.  EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1  Events of Default.  Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)  A Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)  Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)  A Borrower breaches or fail to perform any covenant contained in Section 7.2, 7.3, 7.4, 7.6, 7.8.2, 8.1, 8.2.1, 8.2.4, 8.2.5, 8.4.2, 10.1.1, 10.1.2, 10.1.3, 10.1.7 (only with respect to a failure to maintain insurance at the required coverage amount), 10.1.12 (only with respect to a failure to provide Agent with prior notice of a material modification and to obtain Agent’s consent to such material modification), 10.1.14, 10.2, 10.3 or 10.7;

(d)  An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 15 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)  A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)  Any breach or default of an Obligor occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $5,000,000 (including the documents related to the ABL Facility and the Permitted ABS Documents), if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)  Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $5,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

(h)  A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $5,000,000;

(i)  An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j)  An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and:  the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 45 days after filing, or an order for relief is entered in the proceeding;

(k)  An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(l)  An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(m)  A Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect; or

(n)  Any default or event of default occurs under the ABL Credit Agreement or any other ABL Loan Documents.

11.2  Remedies upon Default.  If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default exists, Agent may in its sole discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)  declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)  make any adjustment to the Term Loan Borrowing Base;

(c)  require Obligors to Cash Collateralize Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Protective Advances; and

(d)  exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its sole discretion, deems advisable.  Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable.  Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3  License.  Except as is prohibited by an existing and enforceable anti-assignment provision (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law or principles of equity), Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4  Setoff.  At any time during an Event of Default, Agent, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5  Remedies Cumulative; No Waiver.

11.5.1  Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2  Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of Protective Advance during a Default, Event of Default, or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein.  It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.  AGENT

12.1  Appointment, Authority and Duties of Agent.

12.1.1  Appointment and Authority.  Each Secured Party appoints and designates GA Capital, LLC as Agent under all Loan Documents.  Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the benefit of Secured Parties.  Each Secured Party agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  Agent alone shall be authorized to determine whether any Contract or Inventory constitute Eligible Contracts or Eligible Inventory, whether any Real Estate constitutes Eligible Real Estate, or whether to impose or release any reserve, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2 Duties.  Agent shall not have any duties except those expressly set forth in the Loan Documents.  The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3  Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4  Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against all Claims that could be incurred by Agent in connection with any act.  Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of all Lenders or Secured Parties shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of any portion of the Term Loan held by one Lender without accelerating and demanding payment of the entire Term Loan.  In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2  Agreements Regarding Collateral and Field Examination Reports.

12.2.1  Lien Releases; Care of Collateral.  Secured Parties authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute Collateral with a book value greater than $5,000,000 in the aggregate released during any 6 month period (other than with respect to owned Real Estate); or (d) with the written consent of all Lenders.  Secured Parties authorize Agent to subordinate their Liens to any Purchase Money Lien permitted hereunder.  Agent shall have no obligation to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2  Possession of Collateral.  Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3  Reports.  Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal prepared by or for Agent with respect to any Obligor or Collateral (“Report”).  Each Lender agrees (a) that neither GA Capital, LLC nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Obligations.  Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of Agent furnishing a Report to such Lender.

12.3  Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

12.4  Action Upon Default.  Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.  Notwithstanding the foregoing, however, a Secured Party may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Secured Party, including the filing of proofs of claim in an Insolvency Proceeding.

12.5  Ratable Sharing.  If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined in accordance with Section 5.2.4 or Section 5.6.1 with respect to its Pro Rata Share of the Term Loan FIFO Tranche or Term Loan FILO Tranche, as applicable, such Lender shall forthwith purchase from Agent and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  No Lender shall set off against any Dominion Account without the prior consent of Agent.

12.6  Indemnification of Agent Indemnitees.  EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE, PROVIDED THE CLAIM RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT).  In Agent’s sole discretion, it may reserve for any such Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties.  If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.  In no event shall any Lender have any obligation hereunder to indemnify or hold harmless any Agent Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Agent Indemnitee.

12.7  Limitation on Responsibilities of Agent.  Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents.  Agent does not make to Secured Parties any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor.  No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Contract Debtor.  No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8  Successor Agent and Co-Agents.

12.8.1  Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers.  In addition, the Required Lenders may remove GA Capital, LLC as Agent hereunder if any bankruptcy or insolvency case or proceeding is commenced by GA Capital, LLC under any state or federal law and an order has been entered for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law in favor of GA Capital, LLC. Upon receipt of such notice or upon such removal, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a Person is organized under the laws of the United States or any state or district thereof and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers.  If no successor agent is appointed prior to the effective date of the resignation or removal, as applicable, of Agent, then Agent may appoint a successor agent from among Lenders, or if no Lender accepts such role, Agent may appoint Required Lenders as successor agent.  Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, or upon appointment of Required Lenders as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent.  Any successor to GA Capital, LLC by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns or is removed as provided above.

12.8.2  Separate Collateral Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent.  Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent.  Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9  Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to make its portion of the Term Loan hereunder.  Each Secured Party has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Secured Party feels necessary.  Each Secured Party further acknowledges and agrees that the other Secured Parties and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Secured Party will, independently and without reliance upon the other Secured Parties or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10  Replacement of Certain Lenders.  If a Lender fails, within 10 days after request by Borrowers, to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

12.11  Remittance of Payments and Collections.

12.11.1  Remittances Generally.  All payments by any Secured Party to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by such Secured Party not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day.  Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.11.2  Failure to Pay.  If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent.

12.11.3  Recovery of Payments.  If Agent pays any amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Secured Party that received it.  If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Secured Party shall pay to Agent, on demand, such Secured Party’s pro rata share of the amounts required to be returned.

12.12  No Third Party Beneficiaries.  This Section 12 is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations.  This Section 12 does not confer any rights or benefits upon Borrowers or any other Person.  As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

12.13  Agent Titles.   Each Lender that is designated (on the cover page of this Agreement or otherwise) by GA Capital, LLC as an “Agent” or “Syndication Agent” or any other agent of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lenders.

SECTION 13.  BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3.  Agent may treat the Person which made any portion of the Term Loan as the owner of such portion of the Term Loan for all purposes until such Person makes an assignment in accordance with Section 13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2  Participations.

13.2.1  Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its portion of the Term Loan for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2  Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to the Term Loan in which such Participant has an interest, postpones the Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on the Term Loan, or releases any Borrower, Guarantor or substantial portion of the Collateral.

13.2.3  Benefit of Set-Off.  Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3  Assignments.

13.3.1  Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount (other than with respect to any assignment to an Affiliate of a Lender) of $2,500,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; and (b) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or counterparties to swap agreements relating to any portion of the Term Loan; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2  Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit C and a processing fee of $5,000 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable.  The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

SECTION 14.  MISCELLANEOUS

14.1  Consents, Amendments and Waivers.

14.1.1  Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a)  without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)  without the prior written consent of each affected Lender, no modification shall be effective that would reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender;

(c)  without the prior written consent of all Lenders, no modification shall be effective that would (i) extend the Termination Date; (ii) alter Section 5.2.2, 5.2.4, 5.6, 7.1 (except to add Collateral), 10.3.3 or 14.1.1; (iii) amend the definitions of Term Loan FIFO Tranche, Term Loan FIFO Lender, Pro Rata, Required Lenders or Term Loan Borrowing Base (or any defined terms used in such definitions) (provided that the Agent shall be able to establish new Reserves after the Closing Date in its discretion and thereafter shall be able to modify and/or remove such Reserves in its discretion); (iv) increase any advance rate; (vi) release Collateral except as currently contemplated by the Loan Documents; or (vii) release any Obligor from liability for any Obligations, if such Obligor has material assets at the time of the release; and

(d)  without the prior written consent of all Lenders, no modification shall be effective that would amend the definition of Permitted Distributions.

14.1.2  Limitations.  The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders and/or Agent as among themselves.  Only the consent of the parties to the Fee Letter or the Intercreditor Agreement shall be required for any modification of such agreement, as applicable.  Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing, and only for the matter specified.

14.1.3  Payment for Consents.  No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2  Indemnity.  EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE BY ANY OBLIGOR OR OTHER PERSON, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3  Notices and Communications.

14.3.1  Notice Address.  All notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3.  Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2  Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, and distribution of Loan Documents for execution.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3  Non-Conforming Communications.  Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.

14.4  Performance of Borrowers’ Obligations.  Agent may, in its sole discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5  Credit Inquiries.  Each Borrower hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or its Subsidiary.

14.6  Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7  Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8  Counterparts.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

14.9  Entire Agreement.  Time is of the essence of the Loan Documents.  The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10  Relationship with Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Borrower.

14.11  No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates.  To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.

14.12  Confidentiality.  Each of Agent and Lenders agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender or any of their Affiliates on a nonconfidential basis from a source other than Borrowers.  Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers’ businesses, and may use Borrowers’ logos, or trademarks in advertising materials.  As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered.  Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information.  Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

14.13  Intentionally Omitted.

14.14  GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

14.15  Consent to Forum; WAIVER OF JURY TRIAL.

14.15.1  Forum.  EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK, NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15.2  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.16  Waivers by Borrowers.  To the fullest extent permitted by Applicable Law, each Borrower waives (a) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (b) notice prior to taking possession or control of any Collateral; (c) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (d) the benefit of all valuation, appraisement and exemption laws; (e) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (f) notice of acceptance hereof.  Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers.  Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17  Patriot Act Notice.  Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.

14.19    Intercreditor Agreement.  Each Lender hereby irrevocably appoints, designates and authorizes Agent to enter into and become bound by the Intercreditor Agreement on its behalf and to take such action on its behalf under the provisions thereof.  Each Lender further agrees to be bound by the terms and conditions of the Intercreditor Agreement and agrees that it shall not take any action that is prohibited by the terms of the Intercreditor Agreement.  No further consent or approval on the part of any Lender is or will be required in connection with the performance by the Agent of the Intercreditor Agreement.  The Parent, the Borrowers, Agent and Lenders acknowledge that the exercise of certain of Agents’ rights and remedies hereunder are subject to, and restricted by, the provisions of the Intercreditor Agreement.  Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Parent, the Borrowers, Agent and Lenders shall remain in full force and effect.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

PARENT:

CONN’S, INC.

By:/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Executive Vice President and Chief Financial Officer
Address:
3295 College Street
Beaumont, Texas  77701
Attn:
Telecopy:

BORROWERS:

CONN APPLIANCES, INC.,
a Texas corporation

By:/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Chief Financial Officer
Address:
3295 College Street
Beaumont, Texas  77701
Attn:
Telecopy:

CONN CREDIT I, LP,
a Texas limited partnership

By:          Conn Credit Corporation, Inc.,
a Texas corporation,
its sole general partner

By:/s/ Michael J. Poppe
Name: Michael J. Poppe
       Title: Chief Financial Officer
      Address:
        3295 College Street
        Beaumont, Texas  77701
Attn:
Telecopy:

CONN CREDIT CORPORATION, INC.,
a Texas corporation

By:/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Chief Financial Officer
Address:
3295 College Street
Beaumont, Texas  77701
Attn:
Telecopy:

AGENT AND LENDERS:

GA CAPITAL, LLC,
as Agent

By:/s/ David Storer
Name: David Storer
Title: Director
Address:
One Post Office Square, Suite 3765
Boston, Massachusetts 02109
Attn:       Daniel Platt
Telecopy:  (617) 692-8301

WELLS FARGO CREDIT, INC., as Term Loan FIFO Lender

By:/s/ Adam D. Salter
Name:   Adam D. Salter
Title:     Director
Address:
Wells Fargo Capital Finance
Junior Capital Division
One Boston Place, 19th Floor
Boston, Massachusetts 02108
Attn:      Adam D. Salter
Telecopy:  877-774-7409

1903 ONSHORE FUNDING, LLC, as a Term Loan FILO Lender

By:          GB Merchant Partners, LLC
Its Investment Manager

By:/s/ Wendy Landon
Name:   Wendy Landon
Title:     Managing Director
Address:
GB Merchant Partners, LLC
101 Huntington Avenue, 10th Floor
Boston, Massachusetts 02199
Attn:       Lisa Galeota
Telecopy:  617-210-7141

SPECIAL VALUE OPPORTUNITIES FUND, LLC
SPECIAL VALUE CONTINUATION PARTNERS, LP
TENNENBAUM OPPORTUNITIES PARTNERS V, LP
TENNENBAUM OPPORTUNITIES FUND VI, LLC

On behalf of each of the above-listed entities:
By: Tennenbaum Capital Partners, LLC
Its:  Investment Manager

By:/s/ Hugh Steven Wilson
Name:   Hugh Steven Wilson
Title:     Managing Partner
Address:
 Tennenbaum Capital Partners, LLC
2951 28th Street, Suite 1000
Santa Monica, CA 90405
Attn:        Asher Finci
Telecopy:  310-899-4934

EXHIBIT A

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Term

Loan and Security Agreement

TERM NOTE

November 30, 2010	$________________

CONN APPLIANCES, INC., a Texas corporation, CONN CREDIT I, LP, a Texas limited partnership, and CONN CREDIT CORPORATION, INC., a Texas corporation (collectively, “Borrowers”), for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of ____________________________ (“Lender”), the principal sum of ______________________________ DOLLARS ($___________), representing such amount advanced by Lender as a portion of the Term Loan under the Loan Agreement described below, together with all accrued and unpaid interest thereon.  Terms are used herein as defined in the Term Loan and Security Agreement dated as of November 30, 2010, among Borrowers, GA Capital, LLC, as Agent, and the Lenders party thereto, as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement.  This Note is issued pursuant to and evidences a portion of the Term Loan under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers.  The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to such portion of the Term Loan, and the payment thereof.  Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note.  Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.  Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

Exhibit A
1

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law.  If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Loan Agreement.  It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles.

IN WITNESS WHEREOF, this Term Note is executed as of the date set forth above.

Attest: Secretary	CONN APPLIANCES, INC., a Texas corporation By: Name: Title:

Attest: Secretary	CONN CREDIT I, LP, a Texas limited partnership By: Conn Credit Corporation, Inc., a Texas corporation, its General Partner By: Name: Title:

Attest: Secretary	CONN CREDIT CORPORATION, INC., a Texas corporation By: Name: Title:

Exhibit A
2

EXHIBIT B

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Term

Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Term Loan and Security Agreement dated as of November 30, 2010, as amended (“Loan Agreement”), among CONN APPLIANCES, INC., a Texas corporation, CONN CREDIT I, LP, a Texas limited partnership, and CONN CREDIT CORPORATION, INC., a Texas corporation (collectively, “Borrowers”), GA CAPITAL, LLC, as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders.  Terms are used herein as defined in the Loan Agreement.

______________________________________ (“Assignor”) and ______________________ _____________ (“Assignee”) agree as follows:

1.           Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor a principal amount of $________ of Assignor’s outstanding portion of the Term Loan (the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.           Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, the outstanding balance of the portion of the Term Loan owing to the Assignor is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents.  [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

Exhibit B
1

3.           Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.           This Agreement shall be governed by the laws of the State of New York.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.           Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

__________________________

__________________________

__________________________

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

__________________________

__________________________

__________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

Exhibit B
2

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

______________________________

______________________________

ABA No._______________________

______________________________

Account No.____________________

Reference:  _____________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

______________________________

______________________________

ABA No._______________________

______________________________

Account No.____________________

Reference:  _____________________

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

Exhibit B
3

EXHIBIT C

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Term

Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Term Loan and Security Agreement dated as of November 30, 2010, as amended (“Loan Agreement”), among CONN APPLIANCES, INC., a Texas corporation, CONN CREDIT I, LP, a Texas limited partnership, and CONN CREDIT CORPORATION, INC., a Texas corporation (collectively, “Borrowers”), GA CAPITAL, LLC, as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ (“Assignment Agreement”), between __________________ (“Assignor”) and ____________________ (“Assignee”).  Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement a principal amount of $________ of Assignor’s outstanding portion of the Term Loan (the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

________________________

________________________

________________________

________________________

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement.  Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

Exhibit C
1

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

CONN APPLIANCES, INC.,

a Texas corporation

By
Title:

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

GA CAPITAL, LLC, as Agent

By
Title:

Exhibit C
2

SCHEDULE 1.1

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Term

Loan and Security Agreement

TERM LOAN COMMITMENTS OF LENDERS

Lender	Term Loan FIFO Tranche Commitment	Term Loan FILO Tranche Commitment	Term Loan Commitment
Wells Fargo Credit, Inc.	$10,000,000	$0	$10,000,000
1903 Onshore Funding, LLC	$0	$20,000,000	$20,000,000
Special Value Continuation Partners, LP	$0	$11,504,622	$11,504,622
Special Value Opportunities Fund, LLC	$0	$16,119,925	$16,119,925
Tennebaum Opportunities Partners V, LP	$0	$32,375,453	$32,375,453
Tennebaum Opportunities Fund VI, LLC	$0	$10,000,000	$10,000,000
Total Term Loan Commitments	$10,000,000	$90,000,000	$100,000,000

1

SCHEDULE 5.1

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Term

Loan and Security Agreement

AGENT’S ADDRESS AND ACCOUNT FOR PAYMENTS

1

SCHEDULE 7.1(j)

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Term
Loan and Security Agreement

EQUITY INTERESTS

Conn Appliances, Inc.

(i) Name	(ii) Percentage Interest Owned
CAI Holding Co.	100%, as its sole shareholder
CAI Credit Insurance Agency, Inc.	100%, by CAI Holding Co.
Conn Credit Corporation, Inc.	100%, by CAI Holding Co.
CAIAIR, Inc.	100%, as its sole shareholder
Conn Funding II GP, LLC	100%, as its sole member (to be dissolved following closing)
Conn Funding II, L.P.	1%, by Conn Funding II GP, LLC (to be dissolved following closing); 99%, by Conn Appliances, LLC (to be dissolved following closing)
Conn Appliances, LLC	100%, as its sole member (to be dissolved following closing)

Conn Credit Corporation, Inc.

Name	Percentage Interest Owned
Conn Lending, LLC	100%, as its sole member
Conn Credit I, LP	1%, as its sole general partner

Conn Credit I, LP

NONE

1

SCHEDULE 7.3

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Term

Loan and Security Agreement

ELIGIBLE REAL ESTATE

8201 South Gessner   Houston, TX  77036

8317 N. Tenth Street   McAllen, TX  78504

2021 Town East Blvd, Suites 1049 and 1050, Mesquite, TX 75149

1

SCHEDULE 8.1

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Term

Loan and Security Agreement

REPORTING

[See Attached]

2

SCHEDULE 8.5

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Term

Loan and Security Agreement

DEPOSIT ACCOUNTS

Conn Appliances, Inc.

Depository Bank	Type of Account
BANK OF AMERICA	Store Deposit Account
BANK OF AMERICA	Letter of Credit Deposit Account
BANK OF AMERICA	LC Disbursement Account
CAPITALONE	Controlled Disbursement Account
CAPITALONE	General Operating Account
CAPITALONE	Payroll Account
CAPITALONE	Payment Center Account
CAPITALONE	Credit Card Settlement Account
CAPITALONE	Louisiana Store Depository Account
COMMUNITY BANK OF TEXAS	Store Deposit Account
JPMORGAN CHASE	Depository Account
JPMORGAN CHASE	General Operating Account
SUNTRUST	General Corporate Account
BBVA COMPASS BANK	Store Deposit Account
WELLS FARGO BANK	Store Deposit Account
WOODFOREST	Store Deposit Account

Conn Credit Corporation, Inc.

NONE.

Conn Credit I, LP

NONE.

3

SCHEDULE 8.6.1

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Term

Loan and Security Agreement

CREDIT CARD AGREEMENTS

1.	Card Acceptance Agreement for Participating Appliance/Electronic Industry Dealers by and between GE Money Bank and Conn Appliances, Inc.

2.	Merchant Agreement by and between Bank of America, N.A. and Conn Appliances, Inc.

3.	Merchant Services Agreement by and between DFS Services LLC and Conn Appliances, Inc.

4.	PayPal User Agreement by and between PayPal and Conn Appliances, Inc.

5.	Agreement for American Express Card Acceptance by and between American Express Travel Related Services Company, Inc. and Conn Appliances, Inc.

6.	Merchant Agreement by and between Phoenix Payment Systems, Inc. dba Electronic Payment Exchange (EPX) and Conn Appliances, Inc.

1

SCHEDULE 8.7.1

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Term

Loan and Security Agreement

BUSINESS LOCATIONS

1.	Borrowers currently have the following business locations, and no others:

Chief Executive Office:

Conn Appliances, Inc.:                                           3295 College Street, Beaumont, Texas  77701.

Conn Credit Corporation, Inc.:                              3295 College Street, Beaumont, Texas  77701.

Conn Credit I, LP:                                                    3295 College Street, Beaumont, Texas  77701.

Other Locations:                                                      See Addendum 8.7.1 attached hereto.

2.	In the five years preceding the Closing Date, Borrowers have had no office or place of business located in any county other than as set forth above, except:
NONE.

3.	Each of Subsidiary of Borrower currently has the following business locations, and no others:

Chief Executive Office:

CAI Holding Co.:	3295 College Street, Beaumont, Texas 77701.

CAIAIR, Inc.:	3295 College Street, Beaumont, Texas 77701.

CAI Credit Insurance Agency, Inc.:	3295 College Street, Beaumont, Texas 77701.

Conn Lending, LLC:	103 Foulk Rd., Ste. 202, Wilmington, DE 19803.

Conn Funding II GP, L.L.C.:	3295 College Street, Beaumont, Texas 77701.

Conn Appliances, LLC:	103 Foulk Rd., Ste. 202, Wilmington, DE 19803.

Conn Funding II, L.P.:	3295 College Street, Beaumont, Texas 77701.

Other Locations:	NONE.

1

4.	The following bailees, warehouseman, similar parties and consignees hold inventory of a Borrower or its Subsidiary:

NONE.

2

Addendum 8.7.1

Business Locations

Name	Address	City	State	Zip
Gateway	108 Gateway Shopping Center	Beaumont	TX	77701
Port Arthur	7855 Memorial Blvd.	Port Arthur	TX	77642
Lake Charles	3129 Highway 14	Lake Charles	LA	70601
New Iberia	820 H East Admiral Doyle	New Iberia	LA	70560
Willow Street	221 B. West Willow Street	Lafayette	LA	70501
Airline	8888 Airline Highway	Baton Rouge	LA	70815
Ambassador Caffrey	3559 Ambassador Caffrey	Lafayette	LA	70506
Parkdale	4326 Dowlen Road	Beaumont	TX	77706
Orange	180 Strickland Drive	Orange	TX	77630
N. Freeway	9700 North Freeway	Houston	TX	77037
Gessner	8201 South Gessner	Houston	TX	77036
Gulf Freeway	10900 I-H 45 South	Houston	TX	77075
Fry Rd	20051 Katy Freeway	Katy	TX	77450
Katy Frwy	9960 Katy Freeway	Houston	TX	77055
59 @ 1960	19633 A Highway 59	Humble	TX	77338
Willowbrook	7911 C FM 1960	Houston	TX	77070
Uvalde	13337 1-H 10 East	Houston	TX	77015
Northline Mall	4446 N. Freeway	Houston	TX	77022
Siegen Lane	6835 Siegen Lane	Baton Rouge	LA	70806
Nasa Rd	1101 W. Nasa Road 1	Wesbster	TX	77598
Stella Link	9335 Stella Link	Houston	TX	77025
Mesquite Clearance	2021 Town East Blvd.	Mesquite	TX	75149
San Antonio Call Center	5776 Stemmons Drive	San Antonio	TX	78238
McAllen	724 East Expressway 83	McAllen	TX	78501
Harlingen	706 S. Dixieland Road	Harlingen	TX	78550
Brownsville	4465 N. Expressway 77/83	Brownsville	TX	78520
Lakeline	11101 Pecan Park Blvd.	Cedar Park	TX	78613
Anderson Ln	2531 West Anderson Lane	Austin	TX	78757
Bandera	11751 Bandera Road	San Antonio	TX	78249
Corpus	4818 S. Padre Island Drive	Corpus Christi	TX	78411
Round Rock	1601 South 1-H 35	Round Rock	TX	78664
SW Military	2514 SW Military Drive	San Antonio	TX	78221
N Loop 410	4999 NW Loop 410	San Antonio	TX	78229
West Commerce	4022 West Commerce	San Antonio	TX	78207
The Vineyards	1211 N Loop 1604 W	San Antonio	TX	78258
S. Brook	6425 S. 1-H 35	Austin	TX	78744
Capital Plaza	5441 1-H 35 North	Austin	TX	78723
Windsor Park	7730 I-H 35 North	San Antonio	TX	78218
DeZavala Crossing	5219 DeZavala	San Antonio	TX	78249
Gulf Freeway	6888 Gulf Freeway	Houston	TX	77087
Northwest Freeway	11051 Northwest Freeway	Houston	TX	77092
Pinoak	5505 W. Loop South	Houston	TX	77401
Conroe	1420 W Loop 336 N	Conroe	TX	77304
The Woodlands	19075 I-H 45 N	Shenandoah	TX	77385
SE Military	3143 SE Military Drive	San Antonio	TX	78223

3

Sugarland	15235 SW Freeway	Sugarland	TX	77478
Garth Rd	5010 Garth Road	Baytown	TX	77521
West Oaks	2665 South Highway 6	Houston	TX	77082
Lufkin	3045 S. John Redditt Road	Lufkin	TX	75901
Royal Ln	11250 North Central Expressway	Dallas	TX	75243
Richardson	1300 East Beltline Road	Richardson	TX	75081
Lewisville	2422 S. Stemmons Freeway	Lewisville	TX	75067
Mesquite	2021 Town East Blvd.	Mesquite	TX	75149
Ridgemare	1705 S. Cherry Lane	White Settlement	TX	76108
Plano	1021 North Central Expressway	Plano	TX	75075
Cedar Hill	229 E FM Road 1382	Cedar Hill	TX	75104
Hurst	747 N. Loop 820	Hurst	TX	76053
Wheatland	2984 W. Wheatland Road	Dallas	TX	75237
Addison	5515 Arapaho Road	Dallas	TX	75248
Euless	1201 W. Airport Freeway	Euless	TX	76040
Hulen	4617 S. Hulen Street	Fort Worth	TX	76132
Arlington	137 Merchants Row	Arlington	TX	76015
Pavilions	25 NE Loop 410	San Antonio	TX	78216
Pinnacle Pt	4351 DFW Turnpike	Dallas	TX	75211
Pearland	2800 E. Broadway	Pearland	TX	77581
Grapevine	1217 West Hwy 114	Grapevine	TX	76051
N. Irving	2800 Ranch Trail Drive	Irving	TX	75063
Pasadena	3931 Fairway Plaza Drive	Pasadena	TX	77505
N. McAllen	8317 North 10th Street	McAllen	TX	78504
Denton	2315 Colorado Boulevard	Denton	TX	76205
Eastchase	8400 East Freeway	Fort Worth	TX	76120
Burleson	12850 South Freeway	Fort Worth	TX	76028
Midland	3315 NW Expressway	Oklahoma City	OK	73112
Cypresswood	19746 Interstate 45	Spring	TX	77373
Rosenberg	23835 Brazos Town Crossing	Rosenberg	TX	77469
Edmond	28 SE 15th Street	Edmond	OK	73013
Walnut Square	7301 S. Pennsylvania Avenue	Oklahoma City	OK	73159
Houston WH	8550-A Market Street	Houston	TX	77029
San Antonio WH	4810 Eisenhaur	San Antonio	TX	78218
Dallas WH	1132 Valwood Parkway	Carrollton	TX	75006
Corporate Office	3295 College Street	Beaumont	TX	77701
Harlingen Crossdock	710 S Dixieland Road	Harlingen	TX	78550
Austin Crossdock	2900 Oak Springs Road	Austin	TX	78702
Corpus Christi Crossdock	4818 S. Padre Island Drive	Corpus Christi	TX	78411
Beaumont Service	2686 Laurel	Beaumont	TX	77702
Houston Service	2425 Turning Basin	Houston	TX	77029
San Antonio Serv	4810 Eisenhaur	San Antonio	TX	78218
Dallas Serv	4610-12 McEwen Road	Dallas	TX	75244

4

SCHEDULE 9.1.4

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Term

Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE

1.	The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of each Borrower and its Subsidiary are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares	Record Owner
Conn Appliances, Inc., as a Borrower	Texas	35,000,000 Common Shares. 300,000 Senior Preferred Shares.	Stock Certificate #158; 1,000 Shares.	Conn’s, Inc.
Conn Credit Corporation, Inc., as a Borrower	Texas	4,000,000 Common Shares.	Stock Certificate #1016; 56,500 Shares..	CAI Holding Co.
Conn Credit I, LP, as a Borrower	Texas	N/A	N/A	1% Conn Credit Corporation, Inc.; 99% Conn Lending, LLC.
CAI Holding Co.	Delaware	10,000 Common Shares.	Stock Certificate #1; 8,000 Shares.	Conn Appliances, Inc.
CAIAIR, Inc.	Delaware	1,000,000 Common Shares.	Stock Certificate #1; 1,000 Shares.	Conn Appliances, Inc.
CAI Credit Insurance Agency, Inc.	Louisiana	100,000 Common Shares.	Stock Certificate #3; 1,000 Shares.	CAI Holding Co.
Conn Lending, LLC	Delaware	N/A	N/A	Conn Credit Corporation, Inc.
Conn Funding II GP, L.L.C.	Texas	N/A	N/A	Conn Appliances, Inc.
Conn Appliances, LLC	Delaware	N/A	N/A	Conn Appliances, Inc.
Conn Funding II, L.P.	Texas	N/A	N/A	1% Conn Funding GP II, L.L.C.; 99% Conn Appliances, LLC.

2.	All agreements binding on holders of Equity Interests of Borrowers and its Subsidiaries with respect to such interests are as follows:

NONE.

1

SCHEDULE 9.1.5

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Term

Loan and Security Agreement

FORMER NAMES AND COMPANIES

1.	Each Parent’s, Borrowers’ and its Subsidiary’s correct corporate name, as registered with the Secretary of State of its state of incorporation, is shown on Schedule 9.1.4.

2.	In the conduct of their businesses during five years preceding the Closing Date, Parent, Borrowers and their Subsidiaries have used the following names:

Entity	Fictitious, Trade or Other Name
Conn’s, Inc., as Parent	None

Conn Appliances, Inc., as a Borrower	Conn Appliances
Conn’s

Conn Credit Corporation, Inc., as a Borrower	Conn Credit
Conn Credit Corp.

Conn Credit I, LP, as a Borrower	None

CAI Holding Co., as a Subsidiary	None

CAIAIR, Inc., as a Subsidiary	None

CAI Credit Insurance Agency, Inc., as a Subsidiary	None

Conn Lending, LLC, as a Subsidiary	None

Conn Funding II GP, L.L.C., as a Subsidiary	None

Conn Appliances, LLC, as a Subsidiary	None

Conn Funding II, L.P., as a Subsidiary	None

3.	In the five years preceding the Closing Date, no Borrower or its Subsidiary has been the surviving corporation of a merger or combination, except:

Merger of CAI, L.P., a Texas limited partnership, with and into Conn Appliances, Inc., a Texas corporation, as surviving corporation, effective as of June 28, 2007.

1

Merger of CAI Credit, L.L.C., a Delaware limited liability company, with and into CAI Credit Insurance Agency, Inc., a Louisiana corporation, as surviving corporation, effective as of June 28, 2007.

Merger of Conn CC, L.P., a Texas limited partnership, and Conn Credit, L.L.C., a Delaware limited liability company, with and into Conn Credit Corporation, Inc., a Texas corporation, as surviving corporation, effective as of June 28, 2007.

4.	In the five years preceding the Closing Date, no Borrower or its Subsidiary has acquired any substantial part of the assets of any Person, except:

NONE.

2

SCHEDULE 9.1.11

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Term

Loan and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.	Borrowers’ and its Subsidiaries’ patents:

NONE.

2.      Borrowers’ and its Subsidiaries’ trademarks:

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date
CONN’S AWARD WINNING SERVICE SINCE 1890	Conn’s, Inc.	Registered	2,758,779	September 2, 2003
CONN’S	Conn’s, Inc.	Registered	2,824,660	March 23, 2004

3.	Borrowers’ and its Subsidiaries’ copyrights:

NONE.

4.	Borrowers’ and its Subsidiaries’ licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

NONE.

1

SCHEDULE 9.1.14

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Term

Loan and Security Agreement

ENVIRONMENTAL MATTERS

NONE

1

SCHEDULE 9.1.15

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Term

Loan and Security Agreement

RESTRICTIVE AGREEMENTS

NONE

1

SCHEDULE 9.1.16

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Term

Loan and Security Agreement

LITIGATION

1.	Proceedings and investigations pending against Borrowers or its Subsidiaries:
NONE.

2.	Threatened proceedings or investigations of which any Borrower or its Subsidiary is aware:
NONE.

3.	Pending Commercial Tort Claim of any Obligor:
NONE.

1

SCHEDULE 9.1.18

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Term

Loan and Security Agreement

PENSION PLAN DISCLOSURES

NONE

1

SCHEDULE 9.1.20

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Term

Loan and Security Agreement

LABOR CONTRACTS

Borrowers and its Subsidiaries are party to the following collective bargaining agreements, management agreements and consulting agreements:

NONE.

1

SCHEDULE 10.2.2

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Term Loan and Security Agreement

EXISTING LIENS

Initial Type of Filing	Debtor	Secured Party	Initial Filing No. and Date	Jurisdiction
UCC-1	Conn Appliances, Inc.	General Electric Capital Corporation	9600056267 on March 22, 1996	Texas Secretary of State
UCC-1	Conn Appliances, Inc.	GE Commercial Distribution Finance Corporation	9800115926 on June 5, 1998	Texas Secretary of State
UCC-1	Conn Appliances, Inc. Conn’s, Inc.	Electrolux Home Products	020007278288 on October 23, 2001	Texas Secretary of State
UCC-1	Conn Appliances, Inc.	GE Commercial Distribution Finance Corporation	020020382714 on February 25, 2002	Texas Secretary of State
UCC-1*1	Conn Appliances, Inc.	Wells Fargo Bank, National Association	030001275725 on September 13, 2002	Texas Secretary of State
UCC-1	Conn Appliances, Inc.	Husqvarna Outdoor Products, Inc.	060008742178 on March 17, 2006	Texas Secretary of State
UCC-1	Conn Appliances, Inc.	Textron Financial Corporation	070026787360 on August 7, 2007	Texas Secretary of State
UCC-1	Conn Appliances, Inc.	Daimler Trust	070040807501 on December 3, 2007	Texas Secretary of State
UCC-1	Conn Appliances, Inc.	Daimler Trust	070043216619 on December 26, 2007	Texas Secretary of State
UCC-1	Conn Appliances, Inc.	Crown Credit Company	080002453325 on January 22, 2008	Texas Secretary of State
UCC-1	Conn Appliances, Inc.	Crown Credit Company	080028513300 on August 26, 2008	Texas Secretary of State
UCC-1	Conn Appliances, Inc.	GE Money Bank	090014992620 on May 27, 2009	Texas Secretary of State
UCC-1	Conn Appliances, Inc.	IBM Credit LLC	090015569883 on June 2, 2009	Texas Secretary of State

 *1  UCC to be terminated upon execution of Amended and Restated Loan and Security Agreement.

1

UCC-1	Conn Appliances, Inc.	TCF Inventory Finance, Inc.	090032612376 on November 24, 2009	Texas Secretary of State
UCC-1	Conn Appliances, Inc.	Red Iron Acceptance, LLC	100003641025 on February 8, 2010	Texas Secretary of State
UCC-1	Conn Appliances, Inc.	Ikon Financial Services	100012127842 on April 29, 2010	Texas Secretary of State
UCC-1	CAIAIR, Inc.	CSF Air, LLC	20154033 on December 17, 2010	Delaware Secretary of State

2

SCHEDULE 10.2.17

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Term

Loan and Security Agreement

EXISTING AFFILIATE TRANSACTIONS

1.           Contract Receivables Purchase Agreement dated as of even date herewith between Conn Credit I, LP and Conn Appliances, Inc.

2.           Contract Receivables Purchase Agreement dated as of even date herewith between Conn Credit I, LP and Conn Credit Corporation, Inc.

3.           Servicing Agreement dated as of even date herewith between Conn Credit I, LP and Conn Appliances, Inc.

4.           Contract Originator Note dated as of even date herewith made by Conn Credit I, LP and payable to Conn Appliances, Inc.

5.           Contract Originator Note dated as of even date herewith made by Conn Credit I, LP and payable to Conn Credit Corporation, Inc.

6.           Merchant Agreement between Conn Credit Corporation, Inc. and Conn Appliances, Inc.

7.           Purchase Agreement dated as of even date herewith between Conn Appliances, Inc. and Conn Credit Corporation, Inc.

Schedule 10.2.17 to Term Loan and Security Agreement
Existing Affiliate Transactions
1